EXHIBIT 2.2

                                                                 EXECUTION COPY


                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG

                           FITTIPALDI LOGISTICS, INC.,

                        STATE PETROLEUM ACQUISITION CORP.


                                       AND

                       STATE PETROLEUM DISTRIBUTORS, INC.


                          DATED AS OF NOVEMBER __, 2007








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                                            TABLE OF CONTENTS

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ARTICLE I THE MERGER.............................................................................................1

         1.1.     The Merger.....................................................................................1
         1.2.     Closing; Effective Time........................................................................2
         1.3.     Effects of Merger..............................................................................2
         1.4.     Certificate of Incorporation...................................................................2
         1.5.     Bylaws.........................................................................................2
         1.6.     Directors and Officers of the Surviving Corporation............................................2

ARTICLE II EFFECT OF THE MERGER ON CAPITAL STOCK.................................................................3

         2.1.     Conversion of Capital Stock....................................................................3
         2.2.     Exchange of Certificates.......................................................................4
         2.3.     Certain Adjustments............................................................................5
         2.4.     Warrants.......................................................................................5

ARTICLE III REPRESENTATIONS AND WARRANTIES OF STATE PETROLEUM....................................................6

         3.1.     Organization and Qualification.................................................................6
         3.2.     Subsidiaries; Equity Investments...............................................................6
         3.3.     Authority to Execute and Perform Agreement.....................................................6
         3.4.     Binding Effect.................................................................................6
         3.5.     Capitalization.................................................................................7
         3.6.     Vote Required; Board and Stockholder Approval..................................................7
         3.7.     Litigation.....................................................................................7
         3.8.     Title to Properties; Absence of Liens..........................................................7
         3.9.     Compliance with Laws...........................................................................8
         3.10.    Consents and Approvals.........................................................................8
         3.11.    Non-contravention..............................................................................8
         3.12.    Material Contracts.............................................................................8
         3.13.    Taxes..........................................................................................9
         3.14.    Financial Statements..........................................................................10
         3.15.    Books and Records.............................................................................11
         3.16.    Intellectual Property.........................................................................11
         3.17.    Environmental Matters.........................................................................11
         3.18.    Real Property.................................................................................11
         3.19.    Broker's Fees.................................................................................11
         3.20.    Labor Matters; Employee Benefit Plans.........................................................11
         3.21.    Absence of Liabilities........................................................................12
         3.22.    Absence of Certain Changes or Events..........................................................12
         3.23.    No Material Adverse Change....................................................................12
         3.24.    Articles of Incorporation, Bylaws, and Minute Books...........................................12
         3.25.    Full Disclosure...............................................................................13
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ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND MERGER SUB.........................................13

         4.1.     Organization and Qualification................................................................13
         4.2.     Subsidiaries..................................................................................13
         4.3.     Equity Investment.............................................................................14
         4.4.     Authority to Execute and Perform Agreement....................................................14
         4.5.     Binding Effect................................................................................14
         4.6.     Capitalization................................................................................14
         4.7.     Board Approval................................................................................15
         4.8.     SEC Reports and Financial Statements..........................................................15
         4.9.     No Material Adverse Change....................................................................16
         4.10.    Books and Records.............................................................................16
         4.11.    Litigation....................................................................................16
         4.12.    Absence of Liabilities........................................................................16
         4.13.    Title to Properties; Absence of Liens.........................................................17
         4.14.    Compliance with Laws..........................................................................17
         4.15.    Intellectual Property.........................................................................17
         4.16.    Non-Contravention.............................................................................17
         4.17.    Consents and Approvals........................................................................17
         4.18.    Material Contracts............................................................................17
         4.19.    Taxes.........................................................................................17
         4.20.    Environmental Matters.........................................................................19
         4.21.    Real Property.................................................................................20
         4.22.    Broker's Fees.................................................................................20
         4.23.    Labor Matters; Employee Benefit Plans.........................................................20
         4.24.    Articles of Incorporation, Bylaws, and Minute Books...........................................20
         4.25.    Full Disclosure...............................................................................20

ARTICLE V ADDITIONAL AGREEMENTS OF THE PARTIES..................................................................20

         5.1.     Actions Pending Closing.......................................................................20
         5.2.     Merger Sub Approvals; Information Statement...................................................22
         5.3.     State Petroleum Stockholders' Approval........................................................23
         5.4.     Efforts; Consents.............................................................................23
         5.5.     Filing of Tax Returns; Payment of Taxes.......................................................23
         5.6.     Access to Information.........................................................................23
         5.7.     Confidentiality...............................................................................24
         5.8.     Notification of Certain Matters...............................................................25
         5.9.     Non-Solicitation..............................................................................25
         5.10.    Further Assurances............................................................................26
         5.11.    Public Disclosure.............................................................................26
         5.12.    Officers and Board of Directors of the Company................................................26
         5.13.    Existing Company Liabilities..................................................................26
         5.14.    Existing State Petroleum Liabilities..........................................................27
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         5.15.    Rentar Joint Venture..........................................................................27
         5.16.    Reverse Stock Split...........................................................................27
         5.17.    State Petroleum Registration Rights...........................................................27

ARTICLE VI CONDITIONS TO CLOSING................................................................................27

         6.1.     Conditions to Each Party's Obligations to Consummate the Transactions.........................27
         6.2.     Conditions to Obligations of the Company and Merger Sub to Consummate the Transactions........28
         6.3.     Conditions to Obligations of State Petroleum to Consummate the Transactions...................29

ARTICLE VII TERMINATION.........................................................................................31

         7.1.     Termination...................................................................................31
         7.2.     Effect of Termination.........................................................................32
         7.3.     Expenses; Termination Fees....................................................................32

ARTICLE VIII MISCELLANEOUS......................................................................................32

         8.1.     Certain Definitions; Rules of Construction....................................................32
         8.2.     Waivers and Amendments........................................................................40
         8.3.     Governing Law.................................................................................40
         8.4.     Notices.......................................................................................40
         8.5.     Section Headings..............................................................................41
         8.6.     Counterparts..................................................................................41
         8.7.     Assignments...................................................................................41
         8.8.     Entire Agreement; Enforceability..............................................................41
         8.9.     Severability..................................................................................41
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Exhibits
--------

Exhibit A.........Form of Escrow Agreement
Exhibit B.........Form of Investment Letter
Exhibit C.........Form of Employment Agreement
Exhibit D.........Form of Consulting Agreement
Exhibit E.........Form of Gas Station Agreement


Schedules
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Schedule 2.1(a)          Exchange Ratio Calculation
Schedule 3.5(b)          State Petroleum Options, Warrants, etc.
Schedule 3.5(c)          State Petroleum Other Obligations
Schedule 3.8             State Petroleum Title to Properties; Absence of Liens
Schedule 3.10            State Petroleum Consents and Approvals
Schedule 3.18            State Petroleum Real Property
Schedule 4.2             Company Subsidiaries
Schedule 4.3             Company Equity Investments
Schedule 4.6(b)          Company Options, Warrants, etc.
Schedule 4.13            Company Title to Properties; Absence of Liens
Schedule 4.15            Company Intellectual Property
Schedule 4.17            Company Consents and Approvals
Schedule 4.19            Company Taxes
Schedule 4.22            Broker's Fees
Schedule 5.1(f)          Certain Company Debt
Schedule 5.12            Officers and Directors of the Company
Schedule 6.1(d)          Employment and Consulting Agreement Parties
Schedule 6.1(e)          Fuel Distributorship Agreement Parties


















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                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of ________ __, 2007, is entered into by and among FITTIPALDI LOGISTICS, INC., a Nevada corporation (the "Company"), STATE PETROLEUM ACQUISITION CORP., a Florida corporation and wholly owned subsidiary of the Company ("Merger Sub"), and STATE PETROLEUM DISTRIBUTORS, INC., a Delaware corporation ("State Petroleum").

                              W I T N E S S E T H :

         WHEREAS, the respective boards of directors of the Company, Merger Sub and State Petroleum have each approved the merger of Merger Sub with and into State Petroleum, with State Petroleum surviving as a wholly-owned subsidiary of the Company (the "Merger"), on the terms and conditions contained herein and in accordance with the Delaware General Corporation Law (the "DGCL"), the Florida Business Corporation Action (the "FBCA") and the Nevada Revised Statues (the "NRS"), and have determined that the Merger and the transactions contemplated herein are advisable and in the best interest of their respective corporations and stockholders;

         WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Merger and to prescribe various conditions to the Merger; and

         WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of Section 368(a) and
Section 351 of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 and Section 351 of the Code.

         NOW THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

         1.1. The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined below), Merger Sub shall be merged with and into State Petroleum in accordance with the applicable provisions of the FBCA and the DGCL and in accordance with this Agreement, and the separate existence of Merger Sub shall cease. State Petroleum shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the "Surviving Corporation"), and shall continue under the laws of Delaware. As a result of the Merger, State Petroleum shall become a direct, wholly-owned subsidiary of the Company.
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         1.2. Closing; Effective Time. Subject to the satisfaction or waiver of all of the Conditions to Closing contained in Article VI, the closing of the Merger (the "Closing"), shall take place at the offices of Blank Rome LLP, 1200
N. Federal Highway, Suite 417, Boca Raton, FL 33432, as soon as practicable (but not later than 5 Business Days) after the satisfaction or waiver of the Conditions to Closing contained in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), unless another date or place is agreed to in writing by the parties hereto. The date on which the Closing actually occurs is hereinafter referred to as the "Closing Date." As soon as is practicable after the Closing, the parties hereto shall cause the Merger to be consummated by (i) delivering to the Florida Department of State, a certificate of merger (the "Florida Certificate of Merger"), in such form as required by, and executed and acknowledged in accordance with, the relevant provisions of the FBCA and (ii) delivering to the Secretary of State of the State of Delaware, a certificate of merger (the "Delaware Certificate of Merger"), in such form as required by, and executed and acknowledged in accordance with, the relevant provisions of the DGCL. The Merger shall become effective as of the date and at such time (the "Effective Time") as the Delaware Certificate of Merger is filed with the Secretary of State of the State of Delaware with respect to the Merger.

         1.3. Effects of Merger. The Merger shall have the effects set forth in the applicable provisions of the FBCA and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of State Petroleum and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of State Petroleum and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4. Certificate of Incorporation. The Certificate of Incorporation of State Petroleum in effect immediately prior to the Effective Time shall become, from and after the Effective Time, the Certificate of Incorporation of the Surviving Corporation, until amended or repealed in accordance with the terms thereof and with Applicable Law.

         1.5. Bylaws. The Bylaws of State Petroleum in effect immediately prior to the Effective Time shall become, from and after the Effective Time, the Bylaws of the Surviving Corporation, until thereafter amended or repealed in accordance with the terms thereof and with Applicable Law.

         1.6. Directors and Officers of the Surviving Corporation. The directors and officers of State Petroleum immediately prior to the Effective Time shall become, from and after the Effective Time, the directors and officers of the Surviving Corporation, each to hold office from the Effective Time in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualify, or they resign or are removed.

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                                   ARTICLE II
                      EFFECT OF THE MERGER ON CAPITAL STOCK

         2.1. Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the parties or the registered holders of any shares of capital stock of State Petroleum (each a "State Petroleum Stockholder" and collectively the "State Petroleum Stockholders"):

         (a) Each issued and outstanding share of common stock of State Petroleum (the "State Petroleum Common Stock") shall be converted into the right to receive that number of fully paid and non-assessable shares of common stock, par value $0.001 per share, of the Company (the "Company Common Stock") and that number of fully paid and non-assessable shares of Series J Convertible Preferred (as defined below), both the Company Common Stock and the Series J Convertible Preferred to be distributed pro rata to the State Petroleum Stockholders, so that the State Petroleum Stockholders shall own shares of the Company Common Stock representing fifty-five percent (55%) of the outstanding ownership of the Company (the "State Petroleum Ownership Percentage") and the registered holders of shares of the Company Common Stock (each a "Company Shareholder", and collectively, the "Company Shareholders") shall own shares representing forty-five percent (45%) of the outstanding ownership of the Company (the "Company Ownership Percentage"), calculated on a fully diluted basis as of the Closing Date assuming the conversion and exercise of all options, warrants and other convertible securities of the Company and State Petroleum (the "Derivative Securities") as set forth on Schedule 2.1(a), which shall be updated at the Closing; provided that Seventy Five Million (75,000,000) of such shares (the "Escrow Shares") shall be held in escrow by Blank Rome LLP, as escrow agent (the "Escrow Agent"), pursuant to and in accordance with the terms of an escrow agreement substantially in the form attached as Exhibit A hereto (the "Escrow Agreement"). The Escrow Agreement shall remain in effect until the first anniversary of the Closing Date (the "Escrow Period"). The number of shares of Company Common Stock and Series J Convertible Preferred issued to each State Petroleum Stockholder in accordance with this Section 2.1(a) shall hereafter be referred to as the "Merger Shares" and shall be payable to the registered holders of State Petroleum Common Stock upon satisfaction of the exchange procedures set forth in this Article II. At the Effective Time, all such shares of State Petroleum Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each registered holder of shares of State Petroleum Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Shares.

         (b) During the Escrow Period, the Merger Shares received by the State Petroleum Stockholders shall be subject to quarterly adjustments on a calendar basis (each such quarterly date, an "Adjustment Date") to account for any Derivative Securities that are exercised, expire and/or are cancelled on or prior to each Adjustment Date, such that on each Adjustment Date any exercises, cancellations and/or expirations of Company Derivative Securities shall be accounted for while the State Petroleum Ownership Percentage and the Company Ownership Percentage, each calculated on a fully diluted basis as of such Adjustment Date, shall be maintained; provided further, however that any issuance(s) or cancellations resulting from such adjustments shall be made from

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the Escrow Shares by the Escrow Agent in accordance with the terms of the Escrow
Agreement on a pro rata basis to all Company Shareholders who were holders of Company Common Stock as of the Closing Date or State Petroleum Stockholders, as the case may be.

         (c) No fraction of a share of Company Common Stock will be issued, but in lieu of such issuance, each State Petroleum Stockholder who would otherwise be entitled to a fraction of a share of Company Common Stock as a result of the conversion and exchange of shares contemplated by this Article II shall receive from the Company one (1) additional share of Company Common Stock. The fractional share interest of State Petroleum Stockholders shall be aggregated such that no State Petroleum Stockholder shall receive more than the one (1) share of Company Common Stock with respect to any interest in fractional shares.

         2.2. Exchange of Certificates.

         (a) Immediately prior to the Closing, the Company shall deposit, or shall cause to be deposited, with Blank Rome LLP (the "Exchange Agent"), for the benefit of the State Petroleum Stockholders certificates in the names of each such State Petroleum Stockholder evidencing the number of Merger Shares to be issued to such State Petroleum Stockholder in accordance with this Article II. As soon as reasonably practicable after the Effective Time, the Company will instruct the Exchange Agent to deliver to each holder of record of a certificate or certificates which, immediately prior to the Effective Time evidenced shares of outstanding State Petroleum Common Stock (collectively, the "State Petroleum Certificates") a letter of transmittal containing instructions for use in effecting the surrender of such of State Petroleum Certificates to the Exchange Agent in exchange for certificates evidencing the relevant number of Merger Shares. Upon due surrender of such State Petroleum Certificates, each such State Petroleum Stockholder will be entitled to receive certificates evidencing the number of Merger Shares to be issued to such State Petroleum Stockholder in accordance with Section 2.1, and the State Petroleum Certificate so surrendered shall be forthwith cancelled. Until surrendered as contemplated by this Section 2.2, each State Petroleum Certificate evidencing shares of State Petroleum Common Stock shall be deemed at any time after the Effective Time to evidence only the right to receive, upon such surrender, the Merger Shares. No interest shall be paid on the Merger Shares. All Merger Shares issued upon exchange of the State Petroleum Common Stock in accordance with the terms hereof shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such shares of Company Common Stock.

         (b) It is understood that the certificates evidencing the Merger Shares will bear the legends set forth below:

         (i) The Securities represented hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), or under the securities laws of any other jurisdictions. These securities are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Act and the applicable state securities laws, pursuant to registration or exemption therefrom. Investors should be aware that they may be required to bear the financial risks of this investment for an indefinite

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                  period of time. The issuer of these securities may require an opinion of counsel in form and substance satisfactory to the issuer to the effect that any proposed transfer or resale is in compliance with the Act and any applicable state securities laws;

         (ii)     Any additional legend required by Applicable Law.

The legend set forth in (i) above shall be removed from any certificate evidencing such Merger Shares upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that such security can be freely transferred without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued such Merger Shares.

         2.3. Certain Adjustments. If after the date hereof and prior to the Effective Time and to the extent permitted by this Agreement, the outstanding shares of State Petroleum Common Stock or the Company Common Stock shall be changed into a different number, class or series of shares by reason of any reclassification, recapitalization or combination, forward stock split, reverse stock split, stock dividend or rights issued in respect of such stock, or any similar event shall occur (any such action, an "Adjustment Event"), the number of Merger Shares issued in exchange for each share of State Petroleum Common Stock shall be adjusted correspondingly to provide to the State Petroleum Stockholders the right to receive the same economic effect as contemplated by this Agreement immediately prior to such Adjustment Event.

         2.4. Warrants. At the Effective Time, to the extent not exercised prior to the Effective Time, each outstanding warrant to purchase shares of State Petroleum Common Stock (a "State Petroleum Warrant") set forth on Schedule 3.5 of the disclosure schedules shall be automatically converted into a warrant to acquire such number of shares of Company Common Stock (a "Company Warrant") as the holder of such State Petroleum Warrants would have been entitled to receive as Merger Shares had such holder exercised such State Petroleum Warrant in full immediately prior to the Effective Time at an exercise price per share of Company Common Stock appropriately adjusted such that the aggregate exercise price for such Company Warrant shall be the same as it was prior to the Effective Time. At the Effective Time, State Petroleum shall expressly assume the due and punctual observance and performance of each and every covenant contained in, and condition of, the State Petroleum Warrants to be performed and observed by State Petroleum and all the obligations and liabilities thereunder.

         (a) As promptly as practicable after the Effective Time, the Company shall deliver to each holder of a State Petroleum Warrant a notice that contains a calculation in reasonable detail and accurately reflects the number of shares of Company Common Stock that each such holder is entitled to receive upon the exercise of such holder's State Petroleum Warrant and the applicable adjusted exercise price. Together with such notice, or as part of such notice, Company shall deliver a duly executed confirmation that Company has expressly assumed the due and punctual observance and performance of each and every covenant contained in, and condition of, the applicable State Petroleum Warrant to be performed and observed by State Petroleum and all the obligations and liabilities thereunder.

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         (b) The number of shares of Company Common Stock issuable upon exercise of the Company Warrants shall be reserved by Company out of authorized but unissued Company Common Stock for issuance upon exercise in full of all Company Warrants after the Effective Time. Notwithstanding the foregoing, upon the expiration of the Company Warrants, such Company Common Stock reserved for issuance upon the exercise of the Company Warrants shall no longer be reserved.

                                  ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF STATE PETROLEUM

         Except as set forth on the disclosure schedules, State Petroleum hereby represents and warrants to the Company as follows:

         3.1. Organization and Qualification. State Petroleum is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has requisite corporate power and authority and governmental approvals to own, lease and operate its properties and to carry on its business as currently conducted. State Petroleum is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification or licensing, except where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on State Petroleum.

         3.2. Subsidiaries; Equity Investments.

         (a) Subsidiaries. State Petroleum has no subsidiaries and does not own any Equity Interest in any other corporation or in any partnership, limited liability company or other form of business entity.

         (b) Equity Investments. State Petroleum does not own any equity interest in any other corporation or in any partnership, limited liability company or other form of business entity.

         3.3. Authority to Execute and Perform Agreement. State Petroleum has the requisite power and all authority required to enter into, execute and deliver this Agreement and the Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby (collectively, the "Transactions"). The execution, delivery and performance by State Petroleum of this Agreement and the consummation by State Petroleum of the Transactions have been duly authorized and approved by all necessary corporate action.

         3.4. Binding Effect. This Agreement has been validly executed and delivered by State Petroleum and, assuming the due execution and delivery hereof by the Company, constitutes a valid and binding obligation of State Petroleum, enforceable against State Petroleum in accordance with its terms, except to the extent such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability

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affecting or relating to enforcement of creditors' rights generally, and (ii)
general equitable principles (regardless of whether such enforceability is considered in equity or at law).

         3.5. Capitalization.

         (a) General. As of the date hereof, the authorized capital stock of State Petroleum consists of (i) Twenty Five Million (25,000,000) shares of common stock, par value $0.001 per share, of which Eight Million Two Hundred Sixteen Thousand Four Hundred Fifty (8,216,450) shares of common stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable and (ii) Ten Million (10,000,000) shares of preferred stock, par value $0.001 per share, of which Five Million (5,000,000) shares are designated Series A Preferred and Six Hundred Sixty Six Thousand Six Hundred Sixty Seven (666,667) shares are designated Series B Preferred and of which Three Million One Hundred Eleven Thousand One Hundred Twelve (3,111,112) shares of the Series A Preferred are issued and outstanding and Three Hundred Thousand (300,000) shares of the Series B Preferred are issued and outstanding. The Series A Preferred are convertible into Three Million One Hundred Eleven Thousand One Hundred Twelve (3,111,112) shares of common stock.

         (b) Options, Warrants, etc. Except as set forth in Schedule 3.5(b), there are no existing options, rights, subscriptions, warrants, unsatisfied preemptive rights, calls, commitments or agreements relating to (i) the authorized and unissued shares of State Petroleum, or (ii) any securities or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire from State Petroleum, any shares of State Petroleum and no such convertible or exchangeable securities or obligations are outstanding.

         (c) Other Obligations. Except as set forth in Schedule 3.5(c), there are no obligations, contingent or otherwise, of the Company to repurchase, redeem or acquire shares of the Company.

         3.6. Vote Required; Board and Stockholder Approval. The only vote necessary to approve the Merger is the affirmative vote of the holders of a majority of the outstanding State Petroleum Stock. The board of directors of State Petroleum, by resolutions duly adopted at a meeting duly called and held at which a quorum was present or by the unanimous written consent in lieu of such a meeting, has approved this Agreement, the Merger and the Transactions in accordance with the requirements of the DGCL.

         3.7. Litigation. There are no judicial, governmental, administrative or arbitral actions, claims, suits or proceedings or investigations (collectively, "Legal Proceedings") pending or, to the Knowledge of State Petroleum, threatened against or involving State Petroleum or any of its respective property or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving State Petroleum.

         3.8. Title to Properties; Absence of Liens. State Petroleum has (i) good and marketable title free and clear of any and all liens and encumbrances of any kind in and to all of its assets and properties, excluding immaterial matters and (ii) sufficient rights to all of their respective assets and

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properties to permit them to carry on their business as currently contemplated, whether real, personal or fixed, free and clear of all Liens, in each case, except (a) for Liens set forth on Schedule 3.8, (b) for Liens for Taxes not yet due and payable or which State Petroleum is contesting in good faith and for which adequate reserves have been established, (c) for such properties and assets as may have been sold since the date hereof in the ordinary course of business, and (d) for Liens not securing debt that do not materially detract from the value or materially interfere with the use of the property subject thereto (collectively, "Permitted Liens").

         3.9. Compliance with Laws. State Petroleum is not in violation of, default under, or conflict with, any applicable order, consent, approval, authorization, registration, declaration, filing, judgment, injunction, award, decree or writ of any Governmental Body or court of competent jurisdiction (collectively, "Orders") or any Applicable Law, except for any such violations that would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

         3.10. Consents and Approvals. Except for (i) those consents, approvals, orders, authorizations, filings or notices set forth on Schedule 3.10, (ii) applicable requirements of the Securities Act, the Exchange Act or state securities or "blue sky" laws ("Blue Sky Laws"), (iii) the Florida Certificate of Merger and (iv) the Delaware Certificate of Merger, no consent, approval or authorization of, filing with, or notice to, any Governmental Body is required by State Petroleum in connection with the execution, delivery and performance by State Petroleum of this Agreement, each and every agreement contemplated hereby, and the consummation by State Petroleum of the Transactions.

         3.11. Non-contravention. The execution and delivery of this Agreement and the Transaction Documents by State Petroleum, the performance by State Petroleum of its obligations hereunder and thereunder, and the consummation of the Transactions contemplated hereby and thereby by State Petroleum (A) do not and will not conflict with, or result in a breach or violation of (i) any provision of State Petroleum's charter or bylaws, (ii) any applicable laws,
(iii) any material agreement, contract, lease, license or instrument to which State Petroleum is a party or by which it or any of its properties or assets are bound and (B) will not result in the creation or imposition of any Lien upon any of the property or assets of State Petroleum pursuant to any provision of any contract or Lien.

         3.12. Material Contracts. State Petroleum is not in default under any Material Contract of State Petroleum, nor to the Knowledge of State Petroleum does any condition exist that, with notice or lapse of time or both, would constitute a default thereunder. To the Knowledge of State Petroleum, no other party to any such Material Contract of State Petroleum is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder. No approval or consent of any person is needed in order that the Material Contracts of State Petroleum continue in full force and effect following the consummation of the transactions contemplated by this Agreement.

         3.13. Taxes.

         (a) Filing of Tax Returns. State Petroleum has timely filed, or has had timely filed on its behalf, with the appropriate Taxing authorities all Tax Returns in respect of Taxes it is required to file. The Tax Returns filed (including any amendments thereof) are complete and accurate in all material respects. State Petroleum has not requested any extension of time within which to file any Tax Return in respect of any Taxes, which Tax Return has not since been filed in a timely manner. To the Knowledge of State Petroleum, no claim has ever been made by any Taxing authority in a jurisdiction where State Petroleum does not file Tax Returns, or has Tax Returns filed on its behalf, that State Petroleum is or may be subject to taxation by that jurisdiction, or liable for Taxes owing to that jurisdiction.

         (b) Payment of Taxes. All Taxes, including state and federal fuel taxes, owed by State Petroleum (whether or not shown as due on any Tax Returns) have been paid in full or adequate reserves on State Petroleum's books and/or records have been established. State Petroleum has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. State Petroleum has made all required estimated Tax payments sufficient to avoid any underpayment penalties. The unpaid Taxes of State Petroleum (A) do not, as of the Closing Date, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect the timing differences between book and Tax income) set forth on the face of State Petroleum's most recent balance sheets (rather than any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of State Petroleum in filing, or having filed on its behalf, its Tax Returns. The charges, accruals and reserves on the books of State Petroleum in respect of any liability for Taxes (x) based on or measured by net income for any years not finally determined, (y) with respect to which the applicable statute of limitations has not expired or (z) that has been previously deferred, are adequate to satisfy any assessment for such Taxes for any such years.

         (c) Audits, Investigations or Claims. There is no dispute or claim which has not been resolved concerning any Tax liability of State Petroleum either (A) claimed or raised by any Taxing authority in writing or (B) as to which any of the directors and officers (and employees responsible for Tax matters) of State Petroleum has Knowledge. There is no currently pending audit of any Tax Return of State Petroleum by any Taxing authority, and State Petroleum has not been notified in writing that any Taxing authority intends to audit any Tax Return of State Petroleum. State Petroleum has not executed any outstanding waivers or consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

         (d) Lien. There are no encumbrances for Taxes (other than for current Taxes not yet due and payable) on any assets of State Petroleum.

         (e) Tax Elections. State Petroleum (i) has not agreed, or is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (ii) have not made an election pursuant to Code Sections 338 or 336(e) or the regulations thereunder or any comparable provisions of any foreign or state or local income tax law; (iii) is not subject to any constructive elections under Code Section 338 or the regulations thereunder; (iv) has not made any payments, are obligated to make any payments, or are a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G and
Section 162(m) of the Code; and (v) has not made any of the foregoing elections or are required to apply any of the foregoing rules under any comparable state or local income Tax provision.

         (f) Prior Affiliated Groups. State Petroleum (A) has never been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code and (B) does not have any liability for the Taxes of any person under Treas. Reg. Section 1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. State Petroleum is not a successor to any other person by way of merger, reorganization or similar transaction.

         (g) Tax Sharing Agreements. State Petroleum is not a party to any Tax allocation, indemnity or sharing or similar agreement.

         (h) Section 355. State Petroleum has not distributed the stock of a "controlled corporation" (within the meaning of that term as used in Section 355(a) of the Code) in a transaction subject to Section 355 of the Code within the past two years.

         (i) Partnerships. State Petroleum does not own an interest in a partnership for Tax purposes.

         3.14. Financial Statements.

         (a) State Petroleum has delivered to the Company copies of its audited balance sheets as of December 31, 2005 and 2006 and statements of income for the fiscal years ended December 31, 2005 and 2006 and its unaudited balance sheet and statement of income for the nine-month period ended September 30, 2007 (the "State Petroleum Financial Statements"). State Petroleum Financial Statements present fairly the financial condition and results of operations of State Petroleum at the dates and for the periods covered by the State Petroleum Financial Statements. State Petroleum represents and warrants that there has been no material adverse change in the financial condition of State Petroleum from that stated in State Petroleum Financial Statements.

         (b) The State Petroleum Financial Statements and any notes related thereto comply as to form in all material respects with applicable accounting requirements, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects (subject, in the case of the unaudited interim financial statements, to normal, recurring year end adjustments none of which are or will be material in amount, individually or in the aggregate) the financial position of State Petroleum as at the dates thereof and the results of their operations and cash flows for the periods then ended.

         (c) State Petroleum does not have any direct or indirect liabilities that were not fully and adequately reflected or reserved against on the balance sheet or described in the notes to the audited financial statements of State Petroleum. State Petroleum has no Knowledge of any circumstance, condition, event or arrangement that has taken place at any time that may hereafter give rise to any liabilities.

         3.15. Books and Records. The books and records, financial and otherwise, of State Petroleum are in all material respects complete and correct and have been maintained in accordance with sound business and bookkeeping practices so as to accurately and fairly reflect, in reasonable detail, the transactions and dispositions of the assets and liabilities of State Petroleum.

         3.16. Intellectual Property. State Petroleum has no Intellectual Property for its business as now conducted and as proposed to be conducted. To the Knowledge of State Petroleum, the business as conducted and as proposed to be conducted by State Petroleum does not and will not cause State Petroleum to infringe or violate any of the Intellectual Property of any other Person.

         3.17. Environmental Matters. (i) State Petroleum is in compliance in all material respects with applicable Environmental Laws; (ii) State Petroleum has all Permits required pursuant to Environmental Laws and are in compliance in all material respects with the terms thereof; (iii) there are no past or present events, activities, practices, incidents, actions or plans in connection with the operations of State Petroleum which have given rise to or are reasonably likely to give rise to any material liability on the part of State Petroleum under any Environmental Law; (iv) State Petroleum has not generated, used, transported, treated, stored, released or disposed of, or has suffered or permitted anyone else to generate, use, transport, treat, store, release or dispose of any Hazardous Substance in violation of any Environmental Laws; and
(v) there has not been any generation, use, transportation, treatment, storage, release or disposal of any Hazardous Substance in connection with the conduct of the business of State Petroleum or the use of any property or facility by State Petroleum, or to the Knowledge of State Petroleum, any nearby or adjacent properties, in each case, which has created or might reasonably be expected to create any material liability under any Environmental Law or which would require reporting to or notification of any Governmental Body.

         3.18. Real Property. Except as set forth on Schedule 3.18, State Petroleum does not own, and has not owned, any real property or any interest in any real property.

         3.19. Broker's Fees. No broker, finder, agent or similar intermediary has acted on behalf of State Petroleum in connection with this Agreement or the Transactions, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with State Petroleum.

         3.20. Labor Matters; Employee Benefit Plans. State Petroleum is not now, and has not been in the last five years, bound by or party to any collective bargaining agreement and, to the Knowledge of State Petroleum, no application for certification of a collective bargaining agent is pending. State

Petroleum is in compliance with all Applicable Laws applicable to State Petroleum affecting employment practices and terms and conditions of employment. Other than its 401(k) Profit Sharing Plan and Trust, State Petroleum has not at any time sponsored, maintained or contributed to any Benefit Plan.

         3.21. Absence of Liabilities. State Petroleum does not have any debts, liabilities or obligations of any kind, whether known or contingent, accrued, absolute, contingent or otherwise, and whether due or to become due that are not disclosed or reported on the State Petroleum Financial Statements, which shall be updated as of the Closing Date.

         3.22. Absence of Certain Changes or Events. Since September 30, 2007, State Petroleum has not:

         (a) declared or made any payment of dividends or other distributions to its stockholders or upon or in respect of any shares of its capital stock or purchased, or obligated itself to purchase, retire or redeem, any shares of its capital stock or other securities;

         (b) amended its articles of incorporation or bylaws;

         (c) except in the ordinary course of business, borrowed or agreed to borrow any funds; incurred or agreed to incur or become subject to any debts, liabilities or obligations of any kind whatsoever except (i) in conjunction with the negotiation and execution of this Agreement, (ii) legal, accounting, advisory and board of director fees and expenses, or (iii) obligations incurred in the ordinary course of business;

         (d) subjected or agreed to subject any of the assets or properties of State Petroleum to any lien, security interest, charge, interest or other encumbrance or suffered such to be imposed; or guaranteed or agreed to guarantee the debts or obligations of others.

         3.23. No Material Adverse Change. Since December 31, 2006, State Petroleum has not conducted any business or engaged in any activities other than activities related to the negotiation and execution of this Agreement or activities in the ordinary course, consistent with past practice, and there has been no change in the business, properties, assets, operations or condition (financial or otherwise) which has resulted or reasonably could be expected to result in or which State Petroleum has reason to believe could reasonably be expected to result in a Material Adverse Effect on it, and State Petroleum has no Knowledge of any such change that is threatened, nor has there been any damage, destruction or loss affecting the assets, properties, business, operations or condition (financial or otherwise), whether or not covered by insurance which has resulted or reasonably could be expected to result in or which State Petroleum has reason to believe could reasonably be expected to result in a Material Adverse Effect on State Petroleum.

         3.24. Articles of Incorporation, Bylaws, and Minute Books. The copies of the Articles of Incorporation and of the Bylaws of State Petroleum which have been delivered to the Company are true, correct and complete copies thereof. The corporate minutes of State Petroleum, which have been delivered to the Company, are complete and accurate minutes of all meetings and accurate consents in lieu of meetings of the board of directors (and any committee thereof) and of the stockholders of State Petroleum since the date of incorporation and accurately reflects all transactions referred to in such minutes and consents in lieu of meetings. State Petroleum has delivered to Company all books, records, agreements and other material information of State Petroleum relating to the business of State Petroleum. All documents furnished or caused to be furnished to the Company by State Petroleum are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

         3.25. Full Disclosure. This Agreement (including the information contained in the disclosure schedules) does not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained herein, in the context in which made or provided, not false or misleading.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                          OF THE COMPANY AND MERGER SUB

         Except as set forth on the disclosure schedules, the Company and Merger Sub hereby represent and warrant to State Petroleum as follows:

         4.1. Organization and Qualification. The Company is a corporation, duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has requisite power and authority and governmental approvals to own, lease and operate its properties and to carry on its business as currently conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification or licensing, except where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company has not engaged in any business activities of any type or kind whatsoever.

         4.2. Subsidiaries. Schedule 4.2 sets forth, as of the date of this Agreement and as of the Closing Date, a complete and accurate list of all Subsidiaries of the Company, the jurisdiction of formation of each such Subsidiary, the number of authorized shares of each class of Equity Interests of each such Subsidiary, the number of outstanding shares of each class of Equity Interests, the number and percentage of outstanding shares of each class of Equity Interests of each such Subsidiary owned (directly or indirectly) by any Person and the number and effect, if exercised, of all Equity Equivalents with respect to Capital Stock of each such Subsidiary. All the outstanding Equity Interests of each Subsidiary of the Company are validly issued, fully paid and non-assessable and were not issued in violation of the preemptive rights of any shareholder or member, as the case may be, and, as of the Closing Date, are owned by the Company, directly or indirectly, free and clear of all Liens. Other than as set forth on Schedule 4.2, as of the Closing Date, no such Subsidiary has outstanding any Equity Equivalents nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its Equity Interests.

         4.3. Equity Investment. Except as set forth on Schedule 4.3, the Company does not own any equity interest in any other corporation or in any partnership, limited liability company or other form of business entity.

         4.4. Authority to Execute and Perform Agreement. Each of the Company and Merger Sub has the requisite power and all authority required to enter into, execute and deliver this Agreement and the Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by each of the Company and Merger Sub of this Agreement and the consummation by the Company and Merger Sub of the Transactions have been duly authorized by all necessary corporate action.

         4.5. Binding Effect. This Agreement has been validly executed and delivered by the Company and Merger Sub, and, assuming the due execution and delivery hereof by State Petroleum, constitutes a valid and binding obligation of the Company and Merger Sub, enforceable against the Company and Merger Sub in accordance with its terms, except to the extent such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting or relating to enforcement of creditors' rights generally, and (ii) general equitable principles (regardless of whether such enforceability is considered in equity or at law).

         4.6. Capitalization.

         (a) General. As of the date hereof, the authorized capital stock of the Company consists of (i) Two Hundred Fifty Million (250,000,000) shares of common stock, par value $0.01 per share, of which Two Hundred Nine Thousand Five Hundred Fifty Eight Nine Hundred Twenty (209,558,922) shares of common stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable and (ii) One Million (1,000,000) shares of preferred stock, par value $0.01 per share, of which Three Hundred Thirty Seven Thousand Six Hundred Ninety Six (337,696) shares of preferred Stock are issued and outstanding.

         (b) Merger Sub. Each issued and outstanding share of capital stock of Merger Sub is validly issued, fully paid and non-assessable and each such share is owned by the Company free and clear of Liens.

         (c) Options, Warrants, etc. Except as set forth on Schedule 4.6(c), there are no existing options, rights, subscriptions, warrants, unsatisfied preemptive rights, calls or commitments relating to (i) the authorized and unissued capital stock of the Company or Merger Sub, or (ii) any securities or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire from the Company or Merger Sub any shares of capital stock of the Company or Merger Sub and no such convertible or exchangeable securities or obligations are outstanding.

         (d) Liens; Obligations. Immediately after giving effect to the Merger, the Company will own free and clear of any Liens all of the outstanding capital stock of the Surviving Corporation. There are no obligations, contingent or otherwise, of the Company or Merger Sub to repurchase, redeem or acquire shares of the Company or Merger Sub.

         (e) Registration. The outstanding shares of the capital stock of the Company and Merger Sub have been issued in full compliance with the registration and prospectus delivery requirements of the Securities Act or in compliance with applicable exemptions therefrom, and the registration and qualification requirements of all applicable securities laws of states of the United States.

         (f) Merger Shares. The Merger Shares, when paid for and then issued as provided in this Agreement, will be duly authorized and validly issued, fully paid and nonassessable, and will be free of any Liens or encumbrances and of restrictions on transfer, other than restrictions on transfer under applicable state and federal securities laws or the Transaction Documents.

         4.7. Board Approval. The board of directors of each of the Company and Merger Sub, by resolutions duly adopted at a meeting duly called and held at which a quorum was present or by the unanimous written consent in lieu of such a meeting, has approved this Agreement, the Merger and the Transactions, as applicable in accordance with the requirements of the NRS and the FBCA, as applicable.

         4.8. SEC Reports and Financial Statements.

         (a) Each form, report, schedule, registration statement, proxy statement, information statement, exhibit and any other document, to the extent required to be filed in accordance with Applicable Law by the Company with the Securities and Exchange Commission (the "SEC") (as such documents have been amended prior to the date hereof, the "SEC Reports"), as of its respective date, has complied in all material respects with the applicable requirements of the Securities Act and Exchange Act and was timely filed (except where a valid extension of the filing date was filed and the applicable SEC Report was filed within the period permitted by such extension). None of the SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified or superseded by subsequent filings prior to the date hereof.

         (b) The consolidated financial statements of the Company included in such SEC Reports and any notes related thereto comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited interim financial statements, as permitted by Form 10-QSB of the SEC) and fairly present in all material respects (subject, in the case of the unaudited interim financial statements, to normal, recurring year end adjustments none of which are or will be material in amount, individually or in the aggregate) the consolidated financial position of the Company and its Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

         (c) Neither the Company nor any of its Subsidiaries have any direct or indirect liabilities that were not fully and adequately reflected or reserved against on the balance sheet or described in the notes to the audited financial statements of the Company. Neither the Company nor any of its Subsidiaries has Knowledge of any circumstance, condition, event or arrangement that has taken place at any time that may hereafter give rise to any liabilities.

         4.9. No Material Adverse Change. Except as set forth in SEC Reports filed since October 15, 2007 (the "Recent Reports"), since October 15, 2007, neither the Company nor any of its Subsidiaries have conducted any business or engaged in any activities other than activities related to the negotiation and execution of this Agreement or activities in the ordinary course, consistent with past practice, and there has been no change in the business, properties, assets, operations or condition (financial or otherwise) of the Company or any of its Subsidiaries which has resulted or reasonably could be expected to result in or which the Company or any of its Subsidiaries has reason to believe could reasonably be expected to result in a Material Adverse Effect on it, and neither the Company nor any of its Subsidiaries has Knowledge of any such change that is threatened, nor has there been any damage, destruction or loss affecting the assets, properties, business, operations or condition (financial or otherwise) of the Company or any of its Subsidiaries, whether or not covered by insurance which has resulted or reasonably could be expected to result in or which the Company or any of its Subsidiaries has reason to believe could reasonably be expected to result in a Material Adverse Effect on the Company. Since the date of its Annual Report, neither the Company nor any of its Subsidiaries has taken, directly or indirectly, any of the actions identified in Section 5.1, except as set forth in the Recent Reports.

         4.10. Books and Records. The books and records, financial and otherwise, of the Company and each of its Subsidiaries are in all material respects complete and correct and have been maintained in accordance with sound business and bookkeeping practices so as to accurately and fairly reflect, in reasonable detail, the transactions and dispositions of the assets and liabilities of the Company and each of its Subsidiaries.

         4.11. Litigation. There are no Legal Proceedings pending or, to the Knowledge of the Company or any of its Subsidiaries, threatened against or involving the Company, any of its Subsidiaries, or any of their respective property or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving the Company or any of its Subsidiaries.

         4.12. Absence of Liabilities. As of the date of the Company's most recent annual report on Form 10-KSB filed with the SEC on October 15, 2007 (the "Annual Report"), other than in connection with the Bridge Financing, neither the Company nor any of its Subsidiaries has any debts, liabilities or obligations of any kind, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that are not otherwise set forth in Section 4.12 of the disclosure schedules, which shall be updated as of the Closing Date.

         4.13. Title to Properties; Absence of Liens. Except as set forth on
Schedule 4.13, the Company and each of its Subsidiaries has good and marketable title to all of their respective assets and properties, whether real, personal or fixed, free and clear of all Liens, except for Liens for Taxes not yet due and payable or which the Company or any of its Subsidiaries is contesting in good faith and for which adequate reserves have been established.

         4.14. Compliance with Laws. Neither the Company nor any of its Subsidiaries is in violation of, default under, or conflict with, any applicable Order or any Applicable Law, except for any such violations that would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

         4.15. Intellectual Property. Except as set forth on Schedule 4.15, neither the Company nor any of its Subsidiaries owns, licenses or otherwise has any rights in or to any Intellectual Property.

         4.16. Non-Contravention. The execution and delivery of this Agreement and the Transaction Documents by the Company and Merger Sub, the performance by each of the Company and Merger Sub of its obligations hereunder and thereunder, and the consummation of the Transactions contemplated hereby and thereby by such entities (A) do not and will not conflict with, or result in a breach or violation of (i) any provision of the charter or bylaws of any of the Company or Merger Sub, (ii) any applicable laws, (iii) any material agreement, contract, lease, license or instrument to which the Company or Merger Sub is a party or by which the Company, Merger Sub or any of each of their properties or assets are bound and (B) will not result in the creation or imposition of any Lien upon any of the property or assets of the Company or Merger Sub pursuant to any provision of any contract or Lien.

         4.17. Consents and Approvals. Except for (i) those consents, approvals, authorizations, filings or notices set forth on Schedule 4.17, (ii) applicable requirements of the Securities Act, the Exchange Act or Blue Sky Laws, (iii) the Florida Certificate of Merger and (iv) the Delaware Certificate of Merger, no consent, approval or authorization of, filing with, or notice to, any Governmental Body is required by the Company or Merger Sub in connection with the execution, delivery and performance by the Company of this Agreement, each and every agreement contemplated hereby, and the consummation by the Company and Merger Sub of the Transactions.

         4.18. Material Contracts. Neither the Company nor any of its Subsidiaries is in default under any Material Contract, nor to the Knowledge of the Company and its Subsidiaries, does any condition exist that, with notice or lapse of time or both, would constitute a default thereunder. To the Knowledge of the Company and its Subsidiaries, no other party to any such Material Contract of the Company or any of its Subsidiaries is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder. No approval or consent of any person is needed in order that the Material Contracts of the Company or any of its Subsidiaries shall continue in full force and effect following the consummation of the transactions contemplated by this Agreement.

         4.19. Taxes. Except as set forth on Schedule 4.19:

         (a) Filing of Tax Returns. The Company and each of its Subsidiaries have timely filed, or have had timely filed on their behalf, with the appropriate Taxing authorities all Tax Returns in respect of Taxes required to be filed by them. The Tax Returns filed (including any amendments thereof) are complete and accurate in all material respects. The Company and each of its Subsidiaries has not requested any extension of time within which to file any Tax Return in respect of any Taxes, which Tax Return has not since been filed in a timely manner. To the Knowledge of the Company, no claim has ever been made by any Taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns, or has Tax Returns filed on their behalf, that they are or may be subject to taxation by that jurisdiction, or liable for Taxes owing to that jurisdiction.

         (b) Payment of Taxes. All Taxes owed by the Company and each of its Subsidiaries (whether or not shown as due on any Tax Returns) have been paid in full or adequate reserves on their respective books and/or records have been established. The Company and each of its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. The Company has made all required estimated Tax payments sufficient to avoid any underpayment penalties. The unpaid Taxes of the Company and each of its Subsidiaries (A) do not, as of the Closing Date, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect the timing differences between book and Tax income) set forth on the face of the Company's and each of its Subsidiaries' most recent balance sheets (rather than any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and each of its Subsidiaries in filing, or having filed on their behalf, their Tax Returns. The charges, accruals and reserves on the books of the Company and each of its Subsidiaries in respect of any liability for Taxes (x) based on or measured by net income for any years not finally determined, (y) with respect to which the applicable statute of limitations has not expired or (z) that has been previously deferred, are adequate to satisfy any assessment for such Taxes for any such years.

         (c) Audits, Investigations or Claims. There is no dispute or claim which has not been resolved concerning any Tax liability of the Company or any of its Subsidiaries either (A) claimed or raised by any Taxing authority in writing or (B) as to which any of the directors and officers (and employees responsible for Tax matters) of the Company or any of its Subsidiaries has Knowledge. There is no currently pending audit of any Tax Return of the Company or any of its Subsidiaries by any Taxing authority, and neither the Company nor any of its Subsidiaries has ever been notified in writing that any Taxing authority intends to audit any Tax Return of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has executed any outstanding waivers or consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

         (d) Lien. There are no encumbrances for Taxes (other than for current Taxes not yet due and payable) on any assets of the Company or any of its Subsidiaries.

         (e) Tax Elections. The Company and each of its Subsidiaries (i) have not agreed, or are required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (ii) have not made an election pursuant to Code Sections 338 or 336(e) or the regulations thereunder or any comparable provisions of any foreign or state or local income tax law; (iii) are not subject to any constructive elections under Code Section 338 or the regulations thereunder; (iv) have not made any payments, are obligated to make any payments, or are a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under ss.280G and ss.162(m) of the Code; and (v) have not made any of the foregoing elections or are required to apply any of the foregoing rules under any comparable state or local income Tax provision.

         (f) Prior Affiliated Groups. The Company and each of its Subsidiaries
(A) have never been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code (other than a group the common parent of which was the Company) and (B) do not have any liability for the Taxes of any person (other than any of the Company and its Subsidiaries) under Treas. Reg. ss.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. Neither the Company nor any of its Subsidiaries is a successor to any other person by way of merger, reorganization or similar transaction.

         (g) Tax Sharing Agreements. Neither the Company nor any of its Subsidiaries is a party to any Tax allocation, indemnity or sharing or similar agreement.

         (h) Section 355. Neither the Company nor any of its Subsidiaries has distributed the stock of a "controlled corporation" (within the meaning of that term as used in Section 355(a) of the Code) in a transaction subject to Section 355 of the Code within the past two years.

         (i) Partnerships. Neither the Company nor any of its Subsidiaries owns an interest in a partnership for Tax purposes.

         4.20. Environmental Matters. (i) The Company and each of its Subsidiaries are in compliance in all material respects with applicable Environmental Laws; (ii) the Company and each of its Subsidiaries have all Permits required pursuant to Environmental Laws and are in compliance in all material respects with the terms thereof; (iii) there are no past or present events, activities, practices, incidents, actions or plans in connection with the operations of the Company or any of its Subsidiaries which have given rise to or are reasonably likely to give rise to any liability on the part of the Company or any of its Subsidiaries under any Environmental Law; (iv) neither the Company nor any of its Subsidiaries has generated, used, transported, treated, stored, released or disposed of, or has suffered or permitted anyone else to generate, use, transport, treat, store, release or dispose of any Hazardous Substance in violation of any Environmental Laws; and (v) there has not been any generation, use, transportation, treatment, storage, release or disposal of any Hazardous Substance in connection with the conduct of the business of the Company or any of its Subsidiaries or the use of any property or facility by the Company or any of its Subsidiaries, or to the Knowledge of the Company and all of its Subsidiaries, any nearby or adjacent properties, in each case, which has created or might reasonably be expected to create any material liability under any Environmental Law or which would require reporting to or notification of any Governmental Body.

         4.21. Real Property. Neither the Company nor any of its Subsidiaries owns or has owned, any real property or any interest in any real property.

         4.22. Broker's Fees. Except for compensation due Stenton Leigh Group, Inc. ("SLG") or its assigns upon consummation of the Transactions in the form of a warrant to purchase shares of Company Common Stock or actual shares of Company Common Stock as set forth on Schedule 4.22, no broker, finder, agent or similar intermediary has acted on behalf of the Company in connection with this Agreement or the Transactions, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with the Company or any of its Subsidiaries. Milton Barbarosh, a principal of SLG, is also an affiliate of State Petroleum.

         4.23. Labor Matters; Employee Benefit Plans. The Company and each of its Subsidiaries is not now, and has not been in the last five years, bound by or party to any collective bargaining agreement and, to the Knowledge of the Company and its Subsidiaries, no application for certification of a collective bargaining agent is pending. The Company and each of its Subsidiaries is in compliance with all Applicable Laws applicable to the Company and each of its Subsidiaries affecting employment practices and terms and conditions of employment. Neither the Company nor any of its Subsidiaries has at any time sponsored, maintained or contributed to any Benefit Plan.

         4.24. Articles of Incorporation, Bylaws, and Minute Books. The copies of the Articles of Incorporation and of the Bylaws of the Company which have been delivered to State Petroleum are true, correct and complete copies thereof. The corporate minutes of the Company, which have been delivered to State Petroleum, are complete and accurate minutes of all meetings and accurate consents in lieu of meetings of the board of directors (and any committee thereof) and of the stockholders of the Company since the date of incorporation and accurately reflects all transactions referred to in such minutes and consents in lieu of meetings. The Company has delivered to State Petroleum all books, records, agreements and other material information of the Company relating to the business of the Company. All documents furnished or caused to be furnished to State Petroleum by the Company are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

         4.25. Full Disclosure. This Agreement (including the information contained in the disclosure schedules) and the SEC Reports, do not (i) with respect to the Company or any of its Subsidiaries, contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) with respect to the Company or any of its Subsidiaries, omit to state any material fact necessary in order to make the representations, warranties and information contained herein (including the information contained in the disclosure schedules) and the SEC Reports, in the context in which made or provided, not false or misleading.

                                   ARTICLE V
                      ADDITIONAL AGREEMENTS OF THE PARTIES

         5.1. Actions Pending Closing. From the date hereof until the Effective Time, unless otherwise agreed to in writing, each of the parties to this Agreement agree to conduct its business and operations only in the ordinary course and in substantially the same manner as heretofore conducted and the Company shall continue to make timely filings (except pursuant to valid extensions) as required by the SEC pursuant to the Securities Act and the Exchange Act and shall not take any action that will adversely affect the ability of the Company to qualify for quotation of its common stock on the over the counter bulletin board. Without limiting the generality of the foregoing, prior to the Effective Time, none of the parties to this Agreement shall, except as contemplated by this Agreement (including without limitation, the transactions contemplated in connection with the Bridge Financing), without the prior written consent of the other parties to this Agreement, directly or indirectly, do any of the following:

         (a) except to the extent required by Applicable Law, as contemplated by this Agreement, amend or otherwise change the articles of incorporation, Bylaws, operating agreement or other similar organizational document;

         (b) issue or authorize or propose the issuance of, sell, pledge or dispose of, grant or otherwise create, or agree to issue or authorize or propose the issuance, sale, pledge, disposition, grant or creation of any additional shares of, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of, its capital stock or any debt or equity securities convertible into or exchangeable for such capital stock;

         (c) purchase, redeem or otherwise acquire or retire, or offer to purchase, redeem or otherwise acquire or retire, any shares of its capital stock (including any security convertible or exchangeable into its capital stock);

         (d) enter into any Material Contract, except in the ordinary course of business;

         (e) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, reclassify, recapitalize, split, combine or exchange any of its shares of capital stock;

         (f) incur or become contingently liable with respect to any indebtedness for borrowed money or guarantee any such indebtedness or issue any debt securities, except, in the case of the Company only, in connection with any of the debt listed on Schedule 5.1(f);

         (g) (i) increase the compensation payable or to become payable to, or enter into any employment agreement with, any of its directors, executive officers or employees, (ii) grant any severance or termination pay to any director, officer or employee, (iii) enter into any severance agreement with any director, officer or employee, (iv) establish, adopt, enter into, terminate, withdraw from or amend in any material respect or take action to accelerate any rights or benefits under any collective bargaining agreement, any stock option plan or any employee Benefit Plan or policy, or (v) hire any employee or consultant;

         (h) take any action, other than reasonable actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures, except as may be required by GAAP;

         (i) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other means, any business or any corporation, partnership, association or other business entity;

         (j) mortgage or otherwise encumber, subject to any Lien, or sell, transfer or otherwise dispose of, any of its properties or assets that are material, individually or in the aggregate;

         (k) adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

         (l) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in its financial statements or incurred in the ordinary course of business and consistent with past practice;

         (m) take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (l) above, or any action which would make any of the representations or warranties contained in this Agreement untrue or incorrect in any material respect or prevent the parties to this Agreement from performing or cause the parties to this Agreement not to perform their respective covenants under this Agreement in any material respect;

         (n) waive, release, assign, settle or compromise any material rights, claims or litigation (including any confidentiality agreement); or

         (o) make or change any Tax election, settle any audit, claim or examination of Taxes, adopt or apply to change any method of accounting or accounting practice for Tax purposes, file any amended Tax Return, enter into any closing agreement or request a Tax ruling from a Tax authority, settle any claims for Taxes, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Taxes, Tax Return or claim for Taxes, or take any action or fail to take any action that would have a material adverse effect on the Tax liability of any of the parties to this Agreement.

         5.2. Merger Sub Approvals; Information Statement. The Company hereby agrees to approve by written consent the Merger and this Agreement on behalf of Merger Sub as Merger Sub's sole stockholder in accordance with the FBCA (the "Merger Sub Consent"). As soon as practicable, but no later than thirty (30) calendar days after the date of this Agreement, the Company shall file with the SEC a preliminary information statement on Schedule 14C with respect to the Merger in accordance with Regulation 14C under the Exchange Act (the "Information Statement"). The Information Statement shall be made available to the Company Shareholders in accordance with the requirements of Regulation 14C. State Petroleum shall cooperate with the Company in the preparation of the Information Statement.

         5.3. State Petroleum Stockholders' Approval. As soon as practicable after the date hereof, State Petroleum will take all steps necessary to solicit the approval of the requisite number of its stockholders approving the Merger and this Agreement in accordance with the provisions of the DGCL and its bylaws (the "State Petroleum Consent"). Except as otherwise contemplated by this Agreement and subject to the exercise of the fiduciary duties of the board of directors of State Petroleum, the board of directors of State Petroleum (i) shall recommend to the State Petroleum Stockholders that they approve the Merger, and (ii) shall use its reasonable best efforts to obtain the State Petroleum Consent.

         5.4. Efforts; Consents. Each of the parties to this Agreement agrees to, and to cause its respective Subsidiaries to, use reasonable best efforts to take or cause to be taken all actions necessary, proper or advisable to consummate the Merger and the Transactions. Without limiting the generality of the foregoing, each of the parties hereto shall use, and shall cause its respective Subsidiaries to use, reasonable best efforts to obtain all authorizations, consents, orders and approvals of Federal, state, and local regulatory bodies, that are or may become necessary for the performance of its respective obligations pursuant to this Agreement, the Transactions Documents and the consummation of the Transactions, and shall cooperate fully in promptly seeking to obtain such authorizations, consents, orders and approvals as may be necessary for the performance of its respective obligations pursuant to this Agreement, the Transaction Documents and the Transactions. The parties shall not take, and shall cause their respective Subsidiaries not to take, any action which would have the effect of delaying, impairing or impeding the receipt of any required regulatory approvals, and the parties shall use, and shall cause their respective Subsidiaries to use, reasonable best efforts to secure such approvals as promptly as possible. The parties shall use, and shall cause their respective Subsidiaries to use, reasonable best efforts not to take any action or enter into any transaction which would result in a breach of any covenant made by such party in this Agreement.

         5.5. Filing of Tax Returns; Payment of Taxes. Each of the parties to this Agreement will prepare in a manner consistent with its past practice and timely file all Tax Returns it is required to file, the due date of which (without extensions) occurs on or before the Closing Date and shall pay all Taxes due with respect to any such Tax Returns.

         5.6. Access to Information.

         (a) The Company shall afford State Petroleum and shall cause its independent accountants to afford to State Petroleum, and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to all information concerning the Company as State Petroleum may reasonably request, provided that the Company shall not be required to disclose any information which it is legally required to keep confidential. State Petroleum will not use such information for purposes other than this Agreement and will otherwise hold such information in confidence (and State Petroleum will cause its consultants and advisors also to hold such information in confidence) until such time as such information otherwise becomes publicly available without any violation of this Agreement by State Petroleum, and in the event of termination of this Agreement for any reason the Company shall promptly return, or cause to be returned, to State Petroleum all documents obtained from State Petroleum, and any copies made of such documents, extracts and copies thereof.

         (b) State Petroleum shall afford the Company and the Company Shareholders and shall cause its independent accountants to afford to the Company and the Company Shareholders, and their accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to all of State Petroleum's properties, books, contracts, commitments and records and to the audit work papers and other records of State Petroleum's independent accountants. During such period, State Petroleum shall use reasonable efforts to furnish promptly to the Company and the Company Shareholders such information concerning State Petroleum as the Company and the Company Shareholders may reasonably request, provided that State Petroleum shall not be required to disclose any information which it is legally required to keep confidential. The Company and the Company Shareholders will not use such information for purposes other than this Agreement and will otherwise hold such information in confidence (and the Company and the Company Shareholders will cause their respective consultants and advisors also to hold such information in confidence) until such time as such information otherwise becomes publicly available without any violation of this Agreement by the Company, and in the event of termination of this Agreement for any reason the Company and the Company Shareholders shall promptly return, or cause to be returned, to the disclosing party all documents obtained from State Petroleum, and any copies made of such documents, extracts and copies thereof.

         5.7. Confidentiality. Unless (i) otherwise expressly provided in this Agreement, (ii) required by Applicable Law, (iii) necessary to secure any required consents as to which the other party has been advised, or (iv) consented to in writing by State Petroleum and the Company, this Agreement and any information or documents furnished in connection herewith shall be kept strictly confidential by the Company, State Petroleum and each of their Subsidiaries, and their respective officers, directors, employees and agents. Prior to any disclosure pursuant to the preceding sentence, the party intending to make such disclosure shall consult with the other party to the extent practicable regarding the nature and extent of the disclosure. Subject to the preceding sentence, nothing contained herein shall preclude disclosures to the extent necessary to comply with accounting, SEC and other disclosure obligations imposed by Applicable Law. In the event the Merger is not consummated, State Petroleum and the Company shall return to the other all documents furnished by the other and all copies thereof made by such party and will hold in absolute confidence all information obtained from the other party except to the extent
(i) such party is required to disclose such information by Law or such disclosure is necessary in connection with the pursuit or defense of a claim,
(ii) such information was known by such party prior to such disclosure or was thereafter developed or obtained by such party independent of such disclosure,
(iii) such party received such information on a non-confidential basis from a source, other than the other party, which is not known by such party to be bound by a confidentiality obligation with respect thereto or (iv) such information becomes generally available to the public or is otherwise no longer confidential. Prior to any disclosure of information pursuant to the exception in clause (i) of the preceding sentence, the party intending to disclose the same shall so notify the party which provided the same to the extent practicable in order that such party may seek a protective order or other appropriate remedy should it choose to do so.

         5.8. Notification of Certain Matters. Each party shall give prompt notice to the other party if any of the following occurs after the date of this
Agreement: (i) receipt of any notice or other communication in writing from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement; (ii) receipt of any notice or other communication from any Governmental Authority (including, but not limited to, the NASD, the SEC or any securities exchange) in connection with the transactions contemplated by this Agreement; (iii) the occurrence or non-occurrence of any fact or event which could reasonably be expected to cause any covenant, condition or agreement hereunder not to be complied with or satisfied in any material respect; (iv) the commencement or threat of any litigation involving or affecting the Company or any of its Subsidiaries, or any of their respective properties or assets; (v) the occurrence or non-occurrence of any fact or event that causes or is reasonably likely to cause a breach by the Company or Merger Sub of any provision of this Agreement, and (vi) the occurrence of any event that, had it occurred prior to the date of this Agreement without any additional disclosure hereunder, would have constituted a Material Adverse Effect on the Company.

         5.9. Non-Solicitation.

         (a) No party to this Agreement, nor any of their respective officers, directors, employees, agents, affiliates, accountants, counsel, investment bankers, financial advisors or other representatives (collectively, "Representatives"), shall (i) directly or indirectly, initiate, solicit or encourage, or take any action to facilitate the making of, any Acquisition Proposal, (ii) enter into any agreement or take any other action that by its terms could reasonably be expected to adversely affect the ability of the parties hereto to consummate the Merger, or (iii) directly or indirectly engage or otherwise participate in any discussions or negotiations with, or provide any information or data to, or afford any access to their properties, books or records to, or otherwise assist, facilitate or encourage, any person (other than State Petroleum or any affiliate or associate thereof) relating to any Acquisition Proposal.

         (b) Each of the parties to this Agreement and each of their Representatives shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any other persons conducted heretofore with respect to any Acquisition Proposal.

         (c) For purposes of this Agreement, an "Acquisition Proposal" means any inquiry, proposal or offer from any person relating to (i) any direct or indirect acquisition or purchase of a business that constitutes 50% or more of the net revenues, net income or assets of any party to this Agreement, taken as a whole, or 50% or more of the common stock or voting power (or of securities or rights convertible into or exercisable for such common stock or voting power) of the Company or State Petroleum, (ii) any tender offer or exchange offer that if consummated would result in any person beneficially owning 50% or more of the common stock or voting power (or of securities or rights convertible into or exercisable for such common stock or voting power) of the Company or State Petroleum, or (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, State Petroleum or any of their Subsidiaries that constitutes 50% or more of the net revenues, net income or assets of the Company and its Subsidiaries or State Petroleum and its Subsidiaries, as the case may be, taken as a whole, or that results in the stockholders of the Company or the State Petroleum Stockholders, as the case may be, immediately prior to such transaction owning less than 50% of the outstanding voting securities of the Company or State Petroleum, as the case may be, immediately after such transaction, in each case other than the transactions contemplated by this Agreement. Each of the transactions referred to in clauses (i) - (iii) of the foregoing definition of Acquisition Proposal, other than the Merger proposed by this Agreement, is referred to herein as an "Acquisition Transaction."

         5.10. Further Assurances. At any time and from time to time after the Closing, each party to this Agreement agrees to cooperate with each other party and to execute and deliver such other documents, instruments of transfer or assignment, files, books and records and do all such further acts as may be reasonably required to consummate the Transactions.

         5.11. Public Disclosure. Prior to the Closing, each party to this Agreement shall consult with the other parties before issuing any press release or otherwise making any public statements, announcements or communications with respect to this Agreement or any of the Transactions and shall not issue any such press release or make any such public statement, announcement or communication without the prior written consent of the other parties, which consent shall not be unreasonably withheld, except as may be required by Applicable Law.

         5.12. Officers and Board of Directors of the Company. Prior to the Closing, the board of directors of the Company, in accordance with applicable law, shall take all necessary action (including the resignation of existing officers) to cause the officers of the Company to be as set forth on Schedule
5.12 as of the Effective Time. Prior to the Closing, the board of directors of the Company, in accordance with applicable law, shall take all necessary action to cause its board of directors, as of the Effective Time, to consist of a total of five seats. At the Closing, each of Richard Hersh and Frank Reilly, the two directors comprising the current board of directors of the Company (the "Company Directors"), shall continue to hold office until his respective successor is duly elected or appointed and qualify, or he resigns or is removed and State Petroleum shall have the right to designate in writing two additional directors, each to hold office from the Effective Time until their respective successors are duly elected or appointed and qualify, or they resign or are removed (the "State Petroleum Designees"). The Company Directors shall take all necessary action to cause the State Petroleum Designees to be appointed to the board of directors of the Company as of the Effective Time. At such time as the Company receives a minimum of Five Million Dollars ($5,000,000) in debt or equity financing subsequent to the Closing (excluding proceeds received from refinancing Company debt existing on the Closing Date), the four members of the board of directors shall designate in writing the fifth director who shall hold office until his/her/its respective successor is duly elected or appointed and qualify, or he/she/it resigns or is removed. The names of the officers and directors of the Company as of the Effective Time are set forth on Schedule 5.12.

         5.13. Existing Company Liabilities. From the date of this Agreement until the Closing Date, the Company shall continue to pay or otherwise satisfy or discharge all of its debts, obligations and liabilities of any kind whatsoever consistent with the operation of its business in the ordinary course and past practice, including, without limitation, all of the debts, obligations and liabilities set forth on its Annual Report, incurred between the date thereof and the Closing Date.

         5.14. Existing State Petroleum Liabilities. From the date of this Agreement until the Closing Date, State Petroleum shall pay or otherwise satisfy or discharge all of its debts, obligations and liabilities of any kind whatsoever consistent with the operation of its business in the ordinary course and past practice, including, without limitation, all of the debts, obligations and liabilities set forth on the September 30, 2007 balance sheet, incurred between the date thereof and the Closing Date.

         5.15. Rentar Joint Venture. The Company is in negotiations with Rentar Environmental Solutions Inc. ("Rentar") to form a joint venture pursuant to which the Company will grant the joint venture entity an exclusive license to use the Company's software relating to the validation of the emissions and fuel savings of Rentar's catalytic device. As currently contemplated, the Company will have a forty-nine percent (49%) interest and Rentar will have a fifty-one percent (51%) interest in the new joint venture entity. Rentar will have the capacity to control the board of directors or managing group of the new joint venture entity. The State Petroleum Designees shall vote in favor of the transaction with Rentar as long as (i) the terms and conditions of the definitive agreement conform in all material respects to the description contained in this Section 5.15 and (ii) the Company Directors vote in favor of the transaction.

         5.16. Reverse Stock Split. As soon as practicable following the date of this Agreement, the Company shall take any and all actions necessary to obtain the Reverse Stock Split Consent (as defined below). The covenant contained in this Section 5.16 shall survive the Closing.

         5.17. State Petroleum Registration Rights. The Company hereby agrees to grant holders of the State Petroleum Warrants registration rights identical to those that exist at the Effective Time. The covenant contained in this Section
5.17 shall survive the Closing.

                                   ARTICLE VI
                              CONDITIONS TO CLOSING

         6.1. Conditions to Each Party's Obligations to Consummate the Transactions. The respective obligations of each party to this Agreement to consummate the Transactions shall be subject to the following conditions, unless waived in writing prior to the Closing Date by such party:

         (a) Consents and Approvals. All consents, approvals, authorizations, orders and action of any Governmental Body required to permit the consummation of the Transactions shall have been obtained or made and shall be in full force and effect.

         (b) No Restraints. No action shall have been taken, and no statute, rule, regulation, executive order, judgment, decree, or injunction shall have been enacted, entered, promulgated or enforced (and not repealed, superseded, lifted or otherwise made inapplicable), by any court or governmental or regulatory agency of competent jurisdiction which restrains, enjoins or otherwise prohibits the consummation of the Transactions (each party agreeing to use its reasonable best efforts to avoid the effect of any such statute, rule, regulation or order or to have any such order, judgment, decree or injunction lifted).

         (c) Investment Letter. Each State Petroleum Stockholder shall have delivered to the Company and State Petroleum a completed investment representation letter in the form attached hereto as Exhibit B (each, an "Investment Letter").

         (d) Employment Agreement and Consulting Agreement. An Employment Agreement, substantially in the form attached hereto as Exhibit C, and a Consulting Agreement, substantially in the form attached hereto as Exhibit D, shall be entered into on the Closing Date by State Petroleum and each of the Persons as set forth on Schedule 6.1(d).

         (e) Fuel Distributorship Agreement. A Fuel Distributorship Agreement, substantially in the form attached hereto as Exhibit E, relating to the sale of fuel to the mini-mart/gas stations affiliated with State Petroleum, shall be entered into on the Closing Date by State Petroleum and each of the mini-mart/gas stations set forth in Schedule 6.1(e).

         (f) Escrow Agreement. The relevant parties shall have executed and delivered the Escrow Agreement subject only to the Closing of the transactions contemplated by this Agreement.

         (g) Side Letter. The Company, Dawson U., LLC, Adirondack Investments, Robert Lambert and Joseph Occhipinti shall enter into a side letter agreement pursuant to which each shall use its reasonable best efforts to effectuate the sale of BB&O Management Company, Inc., Lake Street Acquisition Corp., Tiger Realty, Ltd., RJM Realty Development, LP and RJM Group, LLC to the Company or a Subsidiary of the Company.

         6.2. Conditions to Obligations of the Company and Merger Sub to Consummate the Transactions.

         The obligation of the Company and Merger Sub to consummate the Transactions shall be subject to the satisfaction of the following conditions, unless waived in writing prior to the Closing Date by the Company or Merger Sub:

         (a) Representations and Warranties. The representations and warranties of State Petroleum contained herein that are qualified as to materiality or a Material Adverse Effect (or similar concept) shall be true and correct, and those not so qualified shall be true and correct in all material respects, in each case at and as of the Effective Time with the same force and effect as though made at and as of the Effective Time (except to the extent a representation or warranty speaks specifically as of an earlier date, in which case as of such date).

         (b) Performance of Obligations. State Petroleum shall have performed, in all material respects, all obligations and complied with all covenants required by this Agreement to be performed or complied with, in all material respects, by each of them prior to the Effective Time.

         (c) Due Diligence. The Company shall have completed its financial, business and legal due diligence investigation of State Petroleum, including an evaluation of its financial position and cash flow, to the Company's and its counsel's satisfaction which shall be determined at the sole and absolute discretion of the Company and its counsel.

         (d) Officer's Certificate. State Petroleum shall have executed and delivered to the Company a certificate, dated the date of Closing and signed by an officer of State Petroleum, evidencing compliance with Sections 6.2(a) and 6.2(b) hereof.

         (e) Approval. Holders of at least a majority of the Company's outstanding capital stock shall have approved the Merger and this Agreement in accordance with the NRS. The approvals of the board of directors as set forth in
Section 4.17 and the Merger Sub Consent shall have been obtained.

         (f) Legal Opinion. State Petroleum Stockholders shall have received the legal opinion of counsel to the Company, in agreed upon form addressed to such State Petroleum Stockholders.

         (g) Material Adverse Effect. There shall not have occurred after the date hereof any event or events that, individually or in the aggregate, constitute a Material Adverse Effect on State Petroleum.

         (h) Updated Debt Information. The Company shall have received the updated debt information with respect to State Petroleum as required by Section 3.21.

         6.3. Conditions to Obligations of State Petroleum to Consummate the Transactions. The obligation of State Petroleum to consummate the Transactions shall be subject to the satisfaction of the following conditions, unless waived in writing prior to the Closing Date by State Petroleum:

         (a) Representations and Warranties. The representations and warranties of the Company and Merger Sub contained herein that are qualified as to materiality or a Material Adverse Effect (or similar concept) shall be true and correct, and those not so qualified shall be true and correct in all material respects, in each case at and as of the Effective Time with the same force and effect as though made at and as of the Effective Time (except to the extent a representation or warranty speaks specifically as of an earlier date, in which case as of such date).

         (b) Performance of Obligations. The Company and Merger Sub shall have performed, in all material respects, all obligations and complied with all covenants required by this Agreement to be performed or complied with, in all material respects, by it prior to the Effective Time.

         (c) Reverse Stock Split. The board of directors of the Company shall have executed a unanimous written consent authorizing the Reverse Stock Split (the "Reverse Stock Split Consent"); provided that the Reverse Stock Split Consent shall provide that the resolutions contained therein may not be rescinded, revoked or otherwise amended by any future board of directors of the Company unless approved by the consent of a supermajority of the then current members of the board of directors of the Company.

         (d) Due Diligence. State Petroleum shall have completed its financial, business and legal due diligence investigation of the Company, including an evaluation of its financial position and cash flow, to State Petroleum's and its counsel's satisfaction which shall be determined at the sole and absolute discretion of State Petroleum and its counsel.

         (e) Officer's Certificate. The Company and Merger Sub shall have executed and delivered to State Petroleum a certificate, dated the date of Closing and signed by an officer of the Company and Merger Sub, evidencing compliance with Sections 6.3(a) through 6.3(d) hereof, including attaching a copy of the executed Revere Stock Split Consent thereto.

         (f) Stock Certificates. Certificates evidencing the number of Merger Shares to be issued to each State Petroleum Stockholder in the names of such State Petroleum Stockholders shall have been delivered by the Company's agent to counsel to State Petroleum in accordance with Section 2.2.

         (g) Certificate of Designations. The Company shall have filed with the Secretary of State of the State of Nevada a certificate of designations setting forth the rights and preferences of a new series of its convertible preferred stock, which shall be designated "Series J Convertible Preferred Stock" (the "Series J Convertible Preferred"). There shall be Five Hundred Thousand (500,000) shares of Series J Convertible Preferred authorized, par value $0.01 per share, which shall convert into shares of Company Common Stock at the rate set forth on Schedule 2.1(a), which shall be updated at the Closing; provided that such conversion rate shall be calculated on a fully diluted basis as of the Closing Date assuming the conversion and exercise of all Derivative Securities and provided that the State Petroleum Ownership Percentage and the Fittipaldi Ownership Percentage shall at all times be maintained.

         (h) Approval. The State Petroleum Consent and the approvals of the board of directors as set forth in Section 3.16 shall have been obtained.

         (i) Legal Opinion. The Company Shareholders shall have received the legal opinion of counsel to State Petroleum, in agreed upon form addressed to such Company Shareholders.

         (j) Board of Directors. The State Petroleum Designees shall have been appointed to the board of directors of the Company.

         (k) Officers. The officers of the Company shall be as set forth on
Schedule 5.12.

         (l) Material Adverse Effect. There shall not have occurred after the date hereof any event or events that, individually or in the aggregate, constitute a Material Adverse Effect on the Company.

         (m) Updated Information. State Petroleum shall have received an updated
Schedule 4.2 regarding the Company's Subsidiaries as required by Section 4.2 and the updated debt information with respect to the Company and its Subsidiaries as required by Section 4.12.

                                  ARTICLE VII
                                   TERMINATION

         7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the board of directors or shareholders of the Company or the board of directors or stockholders of State Petroleum:

         (a) by the mutual written consent of the parties to this Agreement;

         (b) by either the Company or State Petroleum, by written notice to the other if, for any reason, the Closing has not occurred prior to the close of business on or before December 31, 2007; provided, however, that (i) the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to the Company or State Petroleum, as applicable, if the party seeking to terminate the Agreement is responsible for the delay;

         (c) by either the Company or State Petroleum, by written notice to the other, if any court of competent jurisdiction shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Merger and such order, judgment or decree shall have become final and nonappealable;

         (d) at the election of the Company, if (i) State Petroleum has materially breached any representation, warranty, covenant or agreement contained in this Agreement, which breach has not been cured on or before thirty
(30) Business Days following delivery of written notice of such breach by the Company to State Petroleum; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to the Company if (A) the Company at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement, or (B) the Company or its counsel is not satisfied with the financial, business or legal due diligence investigation of State Petroleum or any item or issue that is discovered in the course of such investigation as determined by the Company or its counsel in its sole and absolute discretion; and

         (e) at the election of State Petroleum, if the Company or Merger Sub has materially breached any representation, warranty, covenant or agreement contained in this Agreement, which breach has not been cured on or before thirty
(30) Business Days following delivery of written notice to the Company or Merger Sub of such breach by State Petroleum; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(e) shall not be available to State Petroleum if (A) State Petroleum, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement or (B) State Petroleum or its counsel is not satisfied with the financial, business or legal due diligence investigation of the Company or any item or issue that is discovered in the course of such investigation as determined by State Petroleum or its counsel in its sole and absolute discretion.

         7.2. Effect of Termination. In the event of the termination of this Agreement by either the Company or State Petroleum pursuant to Section 7.1, (i) this Agreement shall forthwith become void and have no further force or effect, and (ii) there shall be no further liability under this Agreement on the part of State Petroleum or the Company, other than pursuant to the provisions of Section 5.6, Section 5.7, this Section 7.2 and Section 7.3.

         7.3. Expenses; Termination Fees.

         (a) Except as set forth in this Section 7.3, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such costs and expenses, whether or not the Merger is consummated.

         (b) All payments under this Section 7.3 shall be made by wire transfer of immediately available funds to an account designated by the party to whom such payment will be made.

         (c) The parties acknowledge that the agreements contained in this
Section 7.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, neither State Petroleum nor the Company nor Merger Sub would enter into this Agreement. Accordingly, if either party fails to promptly pay any amounts owing pursuant to this Section 7.3 when due, then the party from whom such payment is due shall in addition thereto pay to the other party all costs and expenses (including fees and disbursements of counsel) incurred in collecting such amounts, together with interest on such amounts (or any unpaid portion thereof) from the date such payment was required to be made until the date such payment is received by the party entitled to such payment hereunder at the prime rate of Chase Manhattan as in effect from time to time during such period.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1. Certain Definitions; Rules of Construction. Definitions shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed to be references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. All Exhibits and Schedules attached hereto shall be deemed incorporated herein as if set forth in full herein and, unless otherwise defined therein, all terms used in any Exhibit or Schedule shall have the meaning ascribed to such term in this Agreement. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any agreement, plan, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, plan, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. For the purposes of this Agreement, the following terms shall have the following meanings:

         "Acquisition Proposal" has the meaning set forth in Section 5.9.

         "Acquisition Transaction" has the meaning set forth in Section 5.9.

         "Act" has the meaning set forth in Section 2.2(b)(i).

         "Adjustment Date" has the meaning set forth in Section 2.1(b).

         "Adjustment Event" has the meaning set forth in Section 2.3.

         "Affiliate" shall mean, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such first Person. The term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" has the meaning set forth in the preamble.

         "Annual Report" has the meaning set forth in Section 4.12.

         "Applicable Law" means any Federal, state or local law, regulation, code, ordinance, statute, rule, Order, judgment, decree or other requirement of a Governmental Body applicable to the business of the Company, Merger Sub or State Petroleum, as the context may require.

         "Benefit Plan" means each deferred compensation, executive compensation, incentive compensation, stock purchase or other stock-based compensation plan, severance or termination pay, holiday, vacation or other bonus plan or practice, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit sharing, pension, or retirement plan, program, agreement, commitment or arrangement, and each other employee Benefit Plan, program, agreement or arrangement, including, without limitation, each "employee Benefit Plan" as such term is defined under Section 3(3) of ERISA.

         "Blue Sky Laws" has the meaning set forth in Section 3.10.

         "Bridge Financing" means the bridge financing pursuant to which State Petroleum provided financing for the Company in the form of an 8% secured convertible promissory note of the Company, in aggregate face principal amount of $100,000 (the "Note") which may be prepaid by the Company at any time without penalty on five business days notice, pursuant to which, among other things,

State Petroleum has a right of first refusal to purchase Commodity Express Transportation, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("CXT") on the same terms and conditions as may be offered by any other party and an option to purchase CXT if a merger or acquisition between the Company and State Petroleum and funding transaction does not occur on or prior to December 31, 2007.

         "Business Day" means any day other than Saturday or Sunday or any other day on which banks in the State of New York are permitted or obligated to be closed for business.

         "Claim" means any action, suit, claim, complaint, demand, litigation or similar proceeding.

         "Closing" has the meaning set forth in Section 1.2.

         "Closing Date" has the meaning set forth in Section 1.2.

         "Company" has the meaning set forth in the preamble.

         "Company Common Stock" has the meaning set forth in Section 2.1(a).

         "Company Director" has the meaning set forth in Section 5.12.

         "Company Ownership Percentage" has the meaning set forth in Section 2.1(a).

         "Company Shareholder" and "Company Shareholders" have the meaning set forth in Section 2.1(a).

         "Company Warrant" has the meaning set forth in Section 2.4.

         "DGCL" has the meaning set forth in the recitals.

         "Delaware Certificate of Merger" has the meaning set forth in Section 1.2.

         "Derivative Securities" has the meaning set forth in Section 2.1(a).

         "Effective Time" has the meaning set forth in Section 1.2.

         "Environmental Laws" means all applicable statutes, rules, regulations, ordinances, orders, decrees, judgments, permits, licenses, consents, approvals, authorizations, and governmental requirements or directives or other obligations lawfully imposed by Governmental Body under federal, state, local or common law, indemnity agreements or other contractual obligations, in each case, pertaining to the protection of the environment, protection of public health, protection of worker health and safety, the treatment, emission and/or discharge of gaseous, particulate and/or effluent pollutants, and/or the handling of hazardous materials, including, without limitation, the Clean Air Act, 42 U.S.C. Section 7401, et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. Section 9601, et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1321, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource

Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. ("RCRA"), and the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq.

         "Equity Equivalents" means with respect to any Person any rights, warrants, options, convertible securities, exchangeable securities, indebtedness or other rights, in each case exercisable for or convertible or exchangeable into, directly or indirectly, Equity Interests of such Person or securities exercisable for or convertible or exchangeable into Equity Interests of such Person, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

         "Equity Interests" means all shares of capital stock, partnership interests (whether general or limited), limited liability company membership interests, beneficial interests in a trust and any other interest or participation that confers on a Person the right to receive a share of profits or losses, or distributions of assets, of an issuing Person, but excluding any debt securities convertible into such Equity Interests.

         "Escrow Agent" has the meaning set forth in Section 2.1(a).

         "Escrow Agreement" has the meaning set forth in Section 2.1(a).

         "Escrow Period" has the meaning set forth in Section 2.1(a).

         "Escrow Shares" has the meaning set forth in Section 2.1(a).

         "Exchange Act" means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Exchange Agent" has the meaning set forth in Section 2.2(a).

         "FBCA" has the meaning set forth in the recitals.

         "Florida Certificate of Merger" has the meaning set forth in Section
1.2.

         "Fully Diluted Basis" shall mean that the amount of common stock of an entity outstanding shall be determined on the basis that all outstanding options, warrants and other convertible securities shall be deemed to be fully exercised or converted (as the case may be) into common stock.

         "GAAP" has the meaning set forth in Section 2.14(b).

         "Governmental Body" means any court, administrative or regulatory agency or commission or other governmental authority of competent jurisdiction.

         "Government Agency" means (i) the United States Government, including all departments and agencies of any branch of the United States Government, all independent agencies or instrumentalities and all non-appropriated fund activities within the United States Government and United States Government corporations, and (ii) any state or local government, including all departments, agents, agencies, branches, independent agencies or instrumentalities, activities, and non-appropriated fund activities of or within a state or local government and all state or local government corporations.

         "Hazardous Substances" means any pollutants, contaminants, toxic or hazardous or extremely hazardous substances, materials, wastes, constituents, compounds, chemicals (including, without limitation, petroleum or any by-products or fractions thereof, any form of natural gas, Bevill Amendment materials, lead, asbestos and asbestos-containing materials, building construction materials and debris, polychlorinated biphenyls ("PCBs") and PCB-containing equipment, radon and other radioactive elements, ionizing radiation, electromagnetic field radiation and other non-ionizing radiation, sonic forces and other natural forces, infectious, carcinogenic, mutagenic, or etiologic agents, pesticides, defoliants, explosives, flammables, corrosives and urea formaldehyde foam insulation) that are regulated by any Environmental Laws.

         "Information Statement" has the meaning set forth in Section 5.2.

         "Intellectual Property" means all of the following as they are used in connection with the business of a Person as presently conducted and as they exist in all jurisdictions throughout the world, in each case, to the extent owned by such Person:

         (a) patents, patent applications and inventions, designs and improvements described and claimed therein, patentable inventions and other patent rights (including any divisions, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are modified, withdrawn, or resubmitted);

         (b) trademarks, service marks, trade dress, trade names, brand names, designs, logos, or corporate names, whether registered or unregistered, and all registrations and applications for registration thereof;

         (c) copyrights and mask works, including all renewals and extensions thereof, copyright registrations and applications for registration thereof;

         (d) trade secrets, confidential business information and other proprietary information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, technical data and databases, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, mask work, or trade secret protection);

         (e) computer software programs, including, without limitation, all source code, object code, and documentation related thereto; and

         (f) Internet addresses, domain names, web sites, web pages and similar rights and items.

         "Investment Letter" has the meaning set forth in Section 6.1(c).

         "Knowledge" with respect to any Person, means the actual knowledge of any of the officers or directors of such Person after diligent inquiry.

         "Legal Proceedings" has the meaning set forth in Section 3.7.

         "Lien" means any mortgage, pledge, lien, charge, easement, restrictive covenant, encumbrance, voting or transfer restriction, or security interest.

         "Material Adverse Effect" means any change, effect, event or occurrence that is materially adverse to the condition (financial or otherwise), assets, properties, business or operations of a Person and its Subsidiaries, taken as a whole.

         "Material Contract" means all of the following contracts, agreements, understandings or arrangements, whether or not in writing, to which a Person is a party or by or to which any of them or any of their assets or properties are bound or subject, with respect to: (i) any current or former officer, director, stockholder, employee, consultant, agent or other representative or with an entity in which any of the foregoing is a contracting person; (ii) any labor union or association representing any employee; (iii) the purchase or sale of materials, supplies, equipment, merchandise or services that contain an escalation, renegotiation or redetermination clause calling for an aggregate purchase or sale price or payments of more than $50,000 in any one case (or in the aggregate, in the case of any related series of contracts and other agreements); (iv) the sale of any of its assets or properties other than in the ordinary course of business or for the grant to any person of any preferential rights to purchase any of its assets or properties; (v) joint ventures, strategic alliances or partnerships; (vi) an indemnity or sharing of any tax liability of any third party; (vii) the purchase or sale price or payments of more than $50,000 in any one case (or in the aggregate, in the case of any related series of contracts and other agreements) that cannot be canceled by such Person with less than ninety days' notice without incurring liability, premium or penalty; (viii) the sharing of fees, the rebating of charges or other similar arrangements; (ix) obligations or liabilities of any kind to holders of such Person securities as such; (x) covenants of such Person not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with the such Person in any line of business or in any geographical area; (xi) the acquisition by the such Person of any operating business, including the assets or the capital stock of any other person; (xii) options for the purchase of any asset, tangible or intangible, requiring the payment to any person of a commission or fee; (xiii) the payment of fees or other consideration on behalf of any officer or director of such Person or to any other entity in which any of the foregoing has an interest;
(xiv) the borrowing of money; (xv) any purchase price or sale price or payments of more than $50,000 in any one case (or in the aggregate, in the case of any related series of contracts and other agreements) whether or not made in the ordinary course of business; (xvi) the purchase or sale of material, supplies, equipment, merchandise, intellectual property, real property, assets (whether tangible or intangible) or services where the purchase or sale price, the estimated purchase or sale price, the maximum order price, the maximum contract price, or the ceiling price (whether in one case or in the aggregate, in the case of a related series of contracts or other agreements) is more than $50,000, and a party to the contract or the known end or ultimate user, seller, or purchaser is any Government Agency; (xvii) any schedule contracts with the United States General Services Administration or any multiple award schedule contracts, basic agreements, basic ordering agreements, or blanket purchase agreements with any Government Agency; and (xviii) any other contract, agreement or arrangement that is material to the business of a Person.

         "Merger" has the meaning set forth in the recitals.

         "Merger Sub" has the meaning set forth in the preamble.

         "Merger Sub Consent" has the meaning set forth in Section 5.2.

         "Merger Shares" has the meaning set forth in Section 2.1(a).

         "Non-Exercised Issuances" has the meaning set forth in Section 5.18.

         "Non-Exercised Securities" has the meaning set forth in Section 2.1(a).

         "NRS" has the meaning set forth in the recitals.

         "Orders" has the meaning set forth in Section 3.9.

         "Permitted Liens" has the meaning set forth in Section 3.8.

         "Person" means any individual, corporation, partnership, limited liability company or partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

         "Recent Reports" has the meaning set forth in Section 4.9.

         "Rentar" has the meaning set forth in Section 5.15.

         "Representatives" has the meaning set forth in Section 5.9.

         "Reverse Stock Split" shall mean a one (1) for one hundred (100) reverse stock split to be effected by the Company as soon as possible following the Closing of the Merger, pursuant to which each one hundred (100) shares of Company Common Stock issued and outstanding prior to such reverse stock split shall be converted and exchanged into one (1) share of Company Common Stock following such reverse stock split, with any fractional shares being rounded up to the next whole share.

         "Reverse Stock Split Consent" has the meaning set forth in Section 6.3(c).

         "SEC" has the meaning set forth in Section 4.8(a).

         "SEC Reports" has the meaning set forth in Section 4.8(a).

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Series J Convertible Preferred" has the meaning set forth in Section 6.3(h).

         "State Petroleum" has the meaning set forth in the preamble.

         "State Petroleum Certificates" has the meaning set forth in Section 2.2(a).

         "State Petroleum Common Stock" has the meaning set forth in Section 2.1(a).

         "State Petroleum Designees" has the meaning set forth in Section 5.12.

         "State Petroleum Financial Statements" has the meaning set forth in
Section 3.14.

         "State Petroleum Ownership Percentage" has the meaning set forth in
Section 2.1(a).

         "State Petroleum Stockholder" and "State Petroleum Stockholders" have the meanings set forth in Section 2.1.

         "State Petroleum Warrant" has the meaning set forth in Section 2.4.

         "Subsidiary" of any Person means any corporation, partnership, joint venture or other legal entity of which such Person (either directly or through or together with any other Subsidiary of such Person), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or similar governing body of such corporation, partnership, joint venture or other legal entity.

         "Surviving Corporation" has the meaning set forth in Section 1.1.

         "Tax" or "Taxes" means any taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, franchise, profits, gross receipts, capital, sales, use, ad valorem, value added, transfer, transfer gains, inventory, capital stock, license, withholding, payroll, employment, social security (or similar), unemployment, excise, severance, stamp, occupation, real or personal property, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, registration, alternative or add-on minimum, and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts thereon whether disputed or not, imposed by any taxing authority (Federal, state, local or foreign) and shall include any transferee liability in respect of Taxes.

         "Tax Return" means any returns, declarations, reports, estimates, information returns or statements relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Transaction Documents" means this Agreement and each of the agreements and instruments contemplated hereby or thereby, including, without limitation, Florida Certificate of Merger and the Delaware Certificate of Merger, the officer's certificate to be delivered by State Petroleum pursuant to Section 6.2(c) and the Company and Merger Sub pursuant to Section 6.3(c), the disclosure schedules, the Escrow Agreement, the Employment and Consulting Agreement, the Fuel Distributorship Agreement and documents, instruments or agreements attached to or contemplated by any of the foregoing.

         "Transactions" has the meaning set forth in Section 3.3.

         8.2. Waivers and Amendments. Subject to Applicable Law, this Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by or on behalf of the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

         8.3. Governing Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS OF SUCH STATE, APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

         8.4. Notices. Any notices or other communications required under this Agreement shall be in writing and be effective upon delivery if given by hand delivery or facsimile transmission or on the next day after given if delivered by overnight courier, and shall be given at the addresses or facsimile numbers set forth below, with copies provided as follows:

                                (a) if to the Company or Merger Sub:

                                    902 Clint Moore Road, Suite 204
                                    Boca Raton, FL 33487
                                    Attn: Richard Hersh
                                    Fax:  (561) 922-5156

                                    with a copy to:

                                    Schneider Weinberger & Beilly, LLP
                                    2200 N.W. Corporate  Blvd., Suite 210
                                    Boca Raton, FL 33431
                                    Attn: James M. Schneider, Esq.
                                    Fax:  (561) 362-9612

                                (b) if to State Petroleum or the Surviving
                                    Corporation:

                                    1444 East Lackawanna Ave..
                                    Suite 220
                                    Olyphant, PA  18447
                                    Attn: Robert Lambert
                                    Fax: (570) 307-4210

                                    with copies to:

                                    Blank Rome LLP
                                    1200 North Federal Highway
                                    Suite 417
                                    Boca Raton, FL 33432
                                    Attn: Bruce C. Rosetto, Esq.
                                    Fax: (561) 417-8186

or at such other place or places or to such other person or persons as shall be designated in writing by the parties to this Agreement in the manner herein proved.

         8.5. Section Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         8.6. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which, together, shall constitute one and the same instrument. This Agreement may be executed by facsimile or other electronic image transmission technology. Copies of signature pages delivered by facsimile or other means of electronic image transmission shall have the same force and effect as originals thereof.

         8.7. Assignments. This Agreement, by operation of law or otherwise, shall be binding upon and inure to the benefit of successors and legal representatives of the parties hereto.

         8.8. Entire Agreement; Enforceability. This Agreement and the Transaction Documents, including the Exhibits and Schedules attached hereto and thereto: (i) constitute the entire agreement among the parties with respect to the Transactions and supersedes all prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof and thereof; and (ii) shall be binding upon, and are solely for the benefit of each party hereto and nothing in this Agreement is intended to confer upon any other Person any rights or remedy of any nature whatsoever hereunder or by reason of this Agreement or any of the Transaction Documents.

         8.9. Severability. Any term or provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without rendering invalid, illegal or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         8.10 Third Party Beneficiary. The parties intend that there are no third party beneficiaries to this Agreement.


                            [Signature page follows.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be duly executed as of the date first above written.


                                        FITTIPALDI LOGISTICS, INC.

                                        By:_________________________________
                                          Name:
                                          Title:

                                        STATE PETROLEUM ACQUISITION CORP.

                                        By:_________________________________
                                           Name:
                                           Title:

                                        STATE PETROLEUM DISTRIBUTORS, INC.

                                        By:_________________________________
                                           Name:
                                           Title:

                                    EXHIBIT A
                            FORM OF ESCROW AGREEMENT

                                    EXHIBIT B
                            FORM OF INVESTMENT LETTER

                                    EXHIBIT C
                          FORM OF EMPLOYMENT AGREEMENT

                                    EXHIBIT D
                          FORM OF CONSULTING AGREEMENT

                                    EXHIBIT E
                     FORM OF FUEL DISTRIBUTORSHIP AGREEMENT

                              DISCLOSURE SCHEDULES

                                       TO


                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG

                           FITTIPALDI LOGISTICS, INC.,

                        STATE PETROLEUM ACQUISITION CORP.


                                       AND

                       STATE PETROLEUM DISTRIBUTORS, INC.


                          Dated as of November 8, 2007

                               INDEX OF SCHEDULES
                               ------------------


 Schedule 3.5(b)        State Petroleum Options, Warrants, etc.

 Schedule 3.5(c)        State Petroleum Other Obligations

 Schedule 3.8           State Petroleum Title to Properties; Absence of Liens

 Schedule 3.10          State Petroleum Consents and Approvals

 Schedule 3.18          State Petroleum Real Property

 Schedule 4.2           Company Subsidiaries

 Schedule 4.3           Company Equity Investments

 Schedule 4.6(b)        Company Options, Warrants, etc.

 Schedule 4.13          Company Title to Properties; Absence of Liens

 Schedule 4.15          Company Intellectual Property

 Schedule 4.17          Company Consents and Approvals

 Schedule 4.19          Company Taxes

 Schedule 4.22          Broker Fees

 Schedule 5.1(f)        Certain Company Debt

 Schedule 5.12          Officers and Directors of the Company

 Schedule 6.1(d)        Employment Agreement and Consulting Agreement Parties

 Schedule 6.1(e)        Fuel Distributorship Agreement Parties

                                 Schedule 3.5(b)
                                 ---------------

                     State Petroleum Options, Warrants, etc.
                     ---------------------------------------

1. Warrant No. 1, dated December 29, 2006, issued to Stanford Venture Capital Holdings to purchase 388,890 shares of State Petroleum common stock, par value, $0.001 per share.

2. Warrant No. 2, dated December 29, 2006, issued to Daniel T. Bogar to purchase 89,931 shares of State Petroleum common stock, par value, $0.001 per share.

3. Warrant No. 3, dated December 29, 2006, issued to William R. Fusselmann to purchase 89,931 shares of State Petroleum common stock, par value, $0.001 per share.

4. Warrant No. 4, dated December 29, 2006, issued to Osvaldo Pi and Vivian Pi Living Trust, u/a/d February 13, 2007 to purchase 89,931 shares of State Petroleum common stock, par value, $0.001 per share.

5. Warrant No. 5, dated December 29, 2006, issued to Ronal M. Stein to purchase 89,931 shares of State Petroleum common stock, par value, $0.001 per share.

6. Warrant No. 6, dated December 29, 2006, issued to Charles M. Weiser to purchase 14,582 shares of State Petroleum common stock, par value, $0.001 per share.

7. Warrant No. 7, dated December 29, 2006, issued to Tal Kimmel to purchase 14,582 shares of State Petroleum common stock, par value, $0.001 per share.

8. Warrant No. 1, dated May 30, 2007, issued to Stanford Venture Capital Holdings to purchase 388,890 shares of State Petroleum common stock, par value, $0.001 per share.

9. Warrant No. 2, dated May 30, 2007, issued to Daniel T. Bogar to purchase 89,931 shares of State Petroleum common stock, par value, $0.001 per share.

10. Warrant No. 3, dated May 30, 2007, issued to William R. Fusselmann to purchase 89,931 shares of State Petroleum common stock, par value, $0.001 per share.

11. Warrant No. 4, dated May 30, 2007, issued to Osvaldo Pi and Vivian Pi Living Trust, u/a/d February 13, 2007 to purchase 89,931 shares of State Petroleum common stock, par value, $0.001 per share.

12. Warrant No. 5, dated May 30, 2007, issued to Ronal M. Stein to purchase 89,931 shares of State Petroleum common stock, par value, $0.001 per share.

13. Warrant No. 6, dated May 30, 2007, issued to Charles M. Weiser to purchase 14,582 shares of State Petroleum common stock, par value, $0.001 per share.

14. Warrant No. 7, dated May 30, 2007, issued to Tal Kimmel to purchase 14,582 shares of State Petroleum common stock, par value, $0.001 per share.

15.      Series A Convertible Preferred Stock

                                 Schedule 3.5(c)
                                 ---------------

                        State Petroleum Other Obligations
                        ---------------------------------


1. Mandatory redemption right of holders of State Petroleum's Series A Convertible Preferred Stock

2. Optional redemption right of State Petroleum with respect to its Series B Convertible Preferred Stock

3. Mandatory redemption right of holders of State Petroleum's Series B Convertible Preferred Stock

                                  Schedule 3.8
                                  ------------

              State Petroleum Title to Properties; Absence of Liens
              -----------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                          OUTSTANDING            ORIGINATION  MATURITY
     NOTE HOLDER            TYPE          PRINCIPAL     AS OF 9/30/07  INTEREST     DATE        DATE      COLLATERAL
---------------------------------------------------------------------------------------------------------------------------------
1.  Comerica Bank       Revolving Line   $5,500,000.00  $4,497,524.15    8.75%     1.11.06    12.1.07   All personal property,
                                                                                                        including A/R, inventory,
                                                                                                        equipment and fixtures,
                                                                                                        software, and investment
                                                                                                        property.
---------------------------------------------------------------------------------------------------------------------------------
2.  Comerica Bank       Revolving Line     $550,000.00    $540,000.00    8.75%     1.11.06    12.1.07   Certificates of deposit
                                                                                                        now at Comerica
---------------------------------------------------------------------------------------------------------------------------------
3.  First National
     Community Bank          Note          $125,000.00     $31,250.00    9.00%     6.22.04    6.22.08   All cash accounts
                                                                                                        held at FNCB
---------------------------------------------------------------------------------------------------------------------------------
4.  Citizens                  LC           $100,000.00     $99,668.39    8.75%     2.12.03      Open    Personal assets of
                                                                                                        Robert H. Lambert
---------------------------------------------------------------------------------------------------------------------------------
5.  Key Finance        Leasing Agreement    $39,624.96      $5,508.54    0.00%     3.10.06    3.10.08   MAS 90 software
---------------------------------------------------------------------------------------------------------------------------------
6.  Gold Group, LLC       Master Note      $138,000.00    $108,181.40   17.19%     4.5.06      1.5.11   Tankers
---------------------------------------------------------------------------------------------------------------------------------
7.  Community
     Bank and Trust     Line of Credit     $750,000.00    $750,000.00    7.07%     4.2.07      4.2.08   Certificates of
                                                                                                        deposit at CB&T
---------------------------------------------------------------------------------------------------------------------------------
8.  First Liberty Bank       Note           $80,750.00     $79,299.28    7.40%     8.22.07    8.22.11   Tankers
---------------------------------------------------------------------------------------------------------------------------------
9.  Penstar Bank           Mortgage         $64,000.00     $37,304.07    8.25%     12.4.06    12.4.08   Keene property
---------------------------------------------------------------------------------------------------------------------------------
10. Allied Capital         Mortgage        $300,000.00    $263,840.40   10.50%     12.4.06    3.31.24   Keene property
---------------------------------------------------------------------------------------------------------------------------------
11. Penn Fern Mortgage     Mortgage         $41,759.00     $35,419.83    5.50%     12.4.06    12.8.10   Keene property
---------------------------------------------------------------------------------------------------------------------------------
                             TOTALS      $7,689,133.96  $6,447,996.06
---------------------------------------------------------------------------------------------------------------------------------

                                  Schedule 3.10
                                  -------------

                     State Petroleum Consents and Approvals
                     --------------------------------------



Consent of Comerica Bank

Consent of Stanford Venture Capital Holdings

                                  Schedule 3.18
                                  -------------

                          State Petroleum Real Property
                          -----------------------------



Keene property located at Commerce Road, Pittston Township, PA 18641.

                                  Schedule 4.2
                                  ------------

                              Company Subsidiaries
                              --------------------





-------------------------------------------------------------------------------------------------------------------------------
                                         STATE OF       # OF AUTHORIZED      # OF SHARES   # OF SHARES OWNED   # OF EQUITY
             NAME                      INCORPORATION         SHARES           OUTSTANDING    BY ANY PERSON     EQUIVALENTS
-------------------------------------------------------------------------------------------------------------------------------
1. Freight Rate, Inc.                     Delaware    1,000 Common Stock          1,000      All issued and    None.
                                                                                             outstanding
                                                                                             shares owned by
                                                                                             the Company
-------------------------------------------------------------------------------------------------------------------------------
2. Emmo Logic, Inc. ("Tech Sub")          Delaware    10,000,000 Common Stock     1,000     All issued and     10% of all
                                                      1,000,000 Preferred Stock             outstanding        issued and
                                                                                            shares owned by    outstanding
                                                                                            the Company        shares of common
                                                                                                               stock reserved
                                                                                                               for management
                                                                                                               options
-------------------------------------------------------------------------------------------------------------------------------
3. Fittipaldi Carriers, Inc.              Florida     50,000,000 Common Stock     1,000     All issued and     None.
                                                      10,000,000 Preferred Stock            outstanding
                                                                                            shares owned by
                                                                                            the Company
-------------------------------------------------------------------------------------------------------------------------------
4. Commodity Express
   Transportation, Inc.                   Delaware    1,000 Common Stock          1,000     All issued and     None.
                                                      1000 Preferred Stock                  outstanding
                                                                                            shares owned by
                                                                                            the Company
-------------------------------------------------------------------------------------------------------------------------------
5. Power2ship Intermodal, Inc.            Delaware    1,000 Common Stock          1,000     All issued and     None.
                                                      1000 Preferred Stock                  outstanding
                                                                                            shares owned by
                                                                                            the Company
-------------------------------------------------------------------------------------------------------------------------------
6. Commodity Express Brokerage, Inc.      Florida     50,000,000 Common Stock     1,000     All issued and     None.
                                                      10,000,000 Preferred Stock            outstanding
                                                                                            shares owned by
                                                                                            the Company
-------------------------------------------------------------------------------------------------------------------------------

                                  Schedule 4.3
                                  ------------

                           Company Equity Investments
                           --------------------------



                                      None.

                                 Schedule 4.6(b)
                                 ---------------

                         Company Options, Warrants, etc.
                         -------------------------------



----------------------------------------------------------------------------------------------------------------------------------
                              Granted      Board                                                            Option
                    Number       in      Approved    Can-                      Options Date    VESTED   Strike Price  Option Exp.
Name              of Options  Sep '06    in Oct '07  celled Expired   Total       Issued        DATE    (Post-Merger)    Date
----------------------------------------------------------------------------------------------------------------------------------
F Reilly                      6,000,000                             6,000,000  11/16/2006    11/16/2006      0.025    11/16/2011
----------------------------------------------------------------------------------------------------------------------------------
F Reilly                                 5,000,000                  5,000,000   11/5/2007     11/5/2007      0.025     11/5/2011
----------------------------------------------------------------------------------------------------------------------------------
O Neiman                      6,000,000                             6,000,000   12/4/2006     12/4/2006      0.025     12/4/2011
----------------------------------------------------------------------------------------------------------------------------------
J. Urbanowicz                 5,000,000                             5,000,000     9/25/06       9/25/06      0.025     9/25/2011
----------------------------------------------------------------------------------------------------------------------------------
Mike Kaminski                 2,000,000                             2,000,000  10/23/2006     ovr 2 yrs      0.025    10/23/2011
----------------------------------------------------------------------------------------------------------------------------------
Lou Fischler                  1,500,000                             1,500,000  10/23/2006     ovr 2 yrs      0.025    10/23/2011
----------------------------------------------------------------------------------------------------------------------------------
Al Stokes                     1,000,000                             1,000,000  10/23/2006     ovr 2 yrs      0.025    10/23/2011
----------------------------------------------------------------------------------------------------------------------------------
Dale Walk, Jr.                1,000,000                             1,000,000  10/23/2006     ovr 2 yrs      0.025    10/23/2011
----------------------------------------------------------------------------------------------------------------------------------
Jens Krarup                   1,000,000                             1,000,000  10/23/2006     ovr 2 yrs      0.025    10/23/2011
----------------------------------------------------------------------------------------------------------------------------------
Charles Hinson                  350,000                               350,000  10/23/2006     ovr 2 yrs      0.025    10/23/2011
----------------------------------------------------------------------------------------------------------------------------------
Jack Todd                       350,000                               350,000  10/23/2006     ovr 2 yrs      0.025    10/23/2011
----------------------------------------------------------------------------------------------------------------------------------
Phillip Stoker                  350,000                               350,000  10/23/2006     ovr 2 yrs      0.025    10/23/2011
----------------------------------------------------------------------------------------------------------------------------------
Cheryl Price                    250,000                               250,000  10/23/2006     ovr 2 yrs      0.025    10/23/2011
----------------------------------------------------------------------------------------------------------------------------------
Lisa Smith                      250,000                               250,000  10/23/2006     ovr 2 yrs      0.025    10/23/2011
----------------------------------------------------------------------------------------------------------------------------------
Earl Hollis                     200,000                               200,000  10/23/2006     ovr 2 yrs      0.025    10/23/2011
----------------------------------------------------------------------------------------------------------------------------------
Shawn New                       200,000                               200,000  10/23/2006     ovr 2 yrs      0.025    10/23/2011
==================================================================================================================================
Brett Kublin        132,417                                           132,417    5/2/2005      5/2/2005      $0.25      5/2/2008
----------------------------------------------------------------------------------------------------------------------------------
A. Werther           50,000                                            50,000   10/4/2004      2/3/2005      $0.38      2/3/2008
----------------------------------------------------------------------------------------------------------------------------------
Sue Whitaker         50,000                                            50,000    3/1/2005      3/1/2005      $0.38     2/28/2008
----------------------------------------------------------------------------------------------------------------------------------

Various Employees    54,000                         (25,000)           29,000  12/23/2005    12/23/2005      $0.15    12/23/2007
----------------------------------------------------------------------------------------------------------------------------------
Ron Adams            13,242                                            13,242    3/1/2005     12/1/2005      $0.38     12/1/2007
----------------------------------------------------------------------------------------------------------------------------------
Alex Fedototszkin    12,500                                            12,500   1/13/2005     1/13/2005      $0.38     1/13/2008
----------------------------------------------------------------------------------------------------------------------------------
Alex Fedototszkin    12,500                                            12,500   1/13/2005     1/13/2006      $0.38     1/13/2008
----------------------------------------------------------------------------------------------------------------------------------
Loni Cohen           12,500                                            12,500   1/13/2005     1/13/2005      $0.38     1/13/2008
----------------------------------------------------------------------------------------------------------------------------------
Loni Cohen           12,500                                            12,500   1/13/2005     1/13/2006      $0.38     1/13/2008
----------------------------------------------------------------------------------------------------------------------------------

Total               349,659  25,450,000  5,000,000  (25,000)    -  30,774,659
----------------------------------------------------------------------------------------------------------------------------------

                                  Schedule 4.13
                                  -------------

                  Company Title to Properties; Absence of Liens
                  ---------------------------------------------

The following obligations are secured by liens on certain assets of the Company:


                                               Outstanding Balance   Maturity     Interest     Conversion   Liens/
Description           Lender                     as of 10/31/2007     Date          Rate         Price      Collateral
--------------------------------------------------------------------------------------------------------------------------------
Secured
convertible
debentures:           Various individuals             537,000.00    12/31/2006 &      14.25%     $ 0.2673  First lien on all
                                                                       6/30/07                             Company assets
                                                                                                           excluding assets
                                                                                                           required as
                                                                                                           collateral for
                                                                                                           CXT line of credit
                                                                                                           and for CXT equipment
                                                                                                           financing for which
                                                                                                           lender has a
                                                                                                           secondary lien

                      Nutmeg/Mercury Fund,             200,000.00    6/30/2007 (1)    14.25%     $ 0.0250  First lien on all
                       L.L.L.P.                                                                            Company assets
                                                                                                           excluding assets
                                                                                                           required as
                                                                                                           collateral for
                                                                                                           CXT line of credit
                                                                                                           and for CXT equipment
                                                                                                           financing for which
                                                                                                           lender has a
                                                                                                           secondary lien

                      John Geuting                      60,000.00    6/30/2007        14.25%     $ 0.0250  First lien on all
                                                                                                           Company assets
                                                                                                           excluding assets
                                                                                                           required as
                                                                                                           collateral for
                                                                                                           CXT line of
                                                                                                           credit and for
                                                                                                           CXT equipment
                                                                                                           financing for
                                                                                                           which lender has a
                                                                                                           secondary lien
--------------------------------------------------------------------------------------------------------------------------------
Convertible
Promissory
Note                  Michael J. Garnick              350,000.00     1/15/2008        16.00%   $0.0307175  Primary or
                                                                                                           secondary lien
                                                                                                           on all the
                                                                                                           Company's assets
                                                                                                           excluding the assets
                                                                                                           owned by Fittipaldi
                                                                                                           Carriers, Inc.
                                                                                                           and its subsidiaries
--------------------------------------------------------------------------------------------------------------------------------

                                               Outstanding Balance   Maturity     Interest     Conversion   Liens/
Description           Lender                     as of 10/31/2007     Date          Rate         Price      Collateral
--------------------------------------------------------------------------------------------------------------------------------
Secured convertible
debentures (assigned
by Cornell Capital
Partners, LP):        The Amber Capital Fund, Ltd.    100,000.00     1/15/2008        16.00%     $ 0.0250  First lien on
                                                                                                           all Company assets
                                                                                                           excluding assets
                                                                                                           required as
                                                                                                           collateral for
                                                                                                           CXT line of credit
                                                                                                           and for CXT
                                                                                                           equipment financing
                                                                                                           for which
                                                                                                           lender has a
                                                                                                           secondary lien

                      Elisha Lin-Nun Cheung              102,000     1/15/2008        16.00%     $ 0.0250  First lien on
                                                                                                           all Company assets
                                                                                                           excluding assets
                                                                                                           required as
                                                                                                           collateral for
                                                                                                           CXT line of credit
                                                                                                           and for CXT equipment
                                                                                                           financing for which
                                                                                                           lender has a
                                                                                                           secondary lien

                      Arthur J. Notini                   101,397     1/15/2008        16.00%     $ 0.0250  First lien on
                                                                                                           all Company assets
                                                                                                           excluding assets
                                                                                                           required as
                                                                                                           collateral for
                                                                                                           CXT line of
                                                                                                           credit and for
                                                                                                           CXT equipment
                                                                                                           financing for
                                                                                                           which lender has a
                                                                                                           secondary lien
--------------------------------------------------------------------------------------------------------------------------------
Secured
Promissory
Notes:                The Black Diamond Fund, LLLP  1,250,000.00      2/8/2008        16.00%          n/a  100,000 Shares of
                                                                                                           Series I Preferred
                                                                                                           Stock and a
                                                                                                           Primary or secondary
                                                                                                           lien on all the
                                                                                                           Company's assets
                                                                                                           excluding the assets
                                                                                                           owned by Fittipaldi
                                                                                                           Carriers, Inc. and
                                                                                                           its subsidiaries

                      RAHFCO Funds LP                 200,000.00     1/15/2008        16.00%          n/a  Primary or secondary
                                                                                                           lien on all the
                                                                                                           Company's assets
                                                                                                           excluding the assets
                                                                                                           owned by Fittipaldi
                                                                                                           Carriers, Inc.
                                                                                                           and its subsidiaries

                      John Sexton                     100,000.00     1/15/2008        16.00%          n/a  Primary or secondary
                                                                                                           lien on all
                                                                                                           the Company's
                                                                                                           assets excluding
                                                                                                           the assets
                                                                                                           owned by Fittipaldi
                                                                                                           Carriers, Inc.
                                                                                                           and its subsidiaries

                                               Outstanding Balance   Maturity     Interest     Conversion   Liens/
Description           Lender                     as of 10/31/2007     Date          Rate         Price      Collateral
--------------------------------------------------------------------------------------------------------------------------------

                      Silvano Marchetto               100,000.00     1/15/2008        16.00%          n/a  Primary or secondary
                                                                                                           lien on all
                                                                                                           the Company's
                                                                                                           assets excluding
                                                                                                           the assets
                                                                                                           owned by Fittipaldi
                                                                                                           Carriers, Inc.
                                                                                                           and its subsidiaries


                      Jeffrey Zimmerman                45,000.00               (2)
--------------------------------------------------------------------------------------------------------------------------------
Equipment
Financing
for CXT               Commercial Credit Group, Inc.   108,661.24      8/5/2010        10.90%          n/a  (4) 2002 Freightliner
                                                                                                           Trucks

Equipment
Financing
for CXT               Commercial Credit Group, Inc.    95,578.23     10/1/2010        11.00%          n/a  (3) 2003 Freightliner
                                                                                                           Trucks

Equipment
Financing             Branch Banking & Trust
for CXT               (BB&T)                           36,615.76     12/5/2008      Prime + 1%        n/a  (5) 2000 International
                                                                                                           Trucks

(1)   Upon notice of default, conversion price becomes 25% of market price.

(2)   Waiting on documents from investor

                                  Schedule 4.15
                                  -------------

                          Company Intellectual Property
                          -----------------------------



The Company owns the entire right, title and interest, for all countries in and to certain inventions relating to:

         "Dynamic and Predictive Information System and Method for Shipping Assets and Transport" described in an application for Letters Patent of the United States, Application Serial No. 11/151,963 identified as Attorney Docket No. 6974-01, which is a patent application filed on June 14, 2005, by Fleit, Kain, Gibbons, Gutman & Bongini P.L, and the invention(s) and improvement(s) set forth therein, and any and all continuations, continuations-in-part, divisional, and renewals of and substitutes for said application for said Letters Patent, and all the rights and privileges under any and all letters patent that may be granted therefore in any country, and any reissues, or reexaminations, or extensions of said Letters Patent.

Trademark Report by Mark                                                                       Printed: 11/6/2007    Page 1

   COUNTRY               REFERENCE#           FILED       APPL#              REGDT       REG#         STATUS         CLASSES
   -------               ----------           -----       -----              -----       ----         ------         -------
                         Next Action Due (Current)
                         -------------------------
  MOBILEMARKET
  CANADA                 5036.T006          12/14/2004    1,241,634                                    PENDING
                         12/14/2007      ALLOW DT STATUS CHK
  UNITED STATES          5036.T003                       76/598,272        10/25/2005  3,008,355    REGISTERED        39,35
                         10/25/2010      8/15 PERIOD COMMENCE

  P2S
  UNITED STATES          5036.T007          12/15/2005   78/774,554                                  ABANDONED          035

  P2S and Design
  CANADA                 5036.T005          12/14/2004    1,241,632                                    PENDING           35
                         12/14/2007      ALLOW DT STATUS CHK
  UNITED STATES          5036.T002           6/15/2004   76/597,353         7/19/2005   2,969,658   REGISTERED           35
                         7/19/2011       AFFIDAVIT OF USE

  POWER2SHIP
  UNITED STATES          5036.T008          12/15/2005   78/774,514         11/7/2006   3,168,429   REGISTERED          035
                         11/7/2011       8/15 PERIOD COMMENCE

  POWER2SHIP and Design
  CANADA                 5036.T004          12/14/2004    1,241,633                                    PENDING           35
                         12/14/2007      ALLOW DT STATUS CHK
  UNITED STATES          5036.T001           6/15/2004   76/597,346         7/19/2005   2,969,657   REGISTERED           35
                         7/19/2011       AFFIDAVIT OF USE

                                                         END OF REPORT                    TOTAL ITEMS SELECTED =          8

                                  Schedule 4.17
                                  -------------

                         Company Consents and Approvals
                         ------------------------------



                                      None.

                                  Schedule 4.19
                                  -------------

                                  Company Taxes
                                  -------------



The Company and Subsidiaries has not filed its June 2006 consolidated Federal income tax return or its combined Florida income tax return.

All entities are on extension for filing their respective June 2007 Federal and state income tax returns until March 15, 2008.

There are no other exceptions to the representations and warranties in Section 4.19.

                                  Schedule 4.22

                                   Broker Fees
                                   -----------



As provided for in a Corporation Advisory Agreement by and between the Company and SLG dated September 17, 2007, SLG shall be entitled to a Transaction Fee equal to 5% of the Consideration paid to the shareholders of State Petroleum. The Transaction Fee shall be paid to SLG in common shares of the Company or warrants of $0.001 per share with cashless exercise rights, at the sole option of SLG.

                                 Schedule 5.1(f)
                                 ---------------


                                  Company Debt
                                  ------------


The following obligations are past due and may need to be re-financed at any time:

                                            Outstanding
                                              Balance        Maturity        Interest         Conversion     Liens/
Description           Lender              as of 10/31/2007     Date             Rate             Price      Collateral
--------------------------------------------------------------------------------------------------------------------------------
Secured convertible
debentures:           Various individuals    537,000.00     12/31/2006 &         14.25%         $ 0.2673   First lien on all
                                                              6/30/07                                      Company assets
                                                                                                           excluding
                                                                                                           assets required
                                                                                                           as collateral for
                                                                                                           CXT line of credit
                                                                                                           and for CXT equipment
                                                                                                           financing for which
                                                                                                           lender has a
                                                                                                           secondary lien
                      Nutmeg/Mercury
                      Fund, L.L.L.P.         200,000.00      6/30/2007(1)        14.25%         $ 0.0250   First lien on all
                                                                                                           Company assets
                                                                                                           excluding assets
                                                                                                           required
                                                                                                           as collateral for
                                                                                                           CXT line of credit
                                                                                                           and for CXT equipment
                                                                                                           financing for which
                                                                                                           lender has a
                                                                                                           secondary lien

                      John Geuting            60,000.00      6/30/2007           14.25%         $ 0.0250   First lien on all
                                                                                                           Company assets
                                                                                                           excluding assets
                                                                                                           required
                                                                                                           as collateral for
                                                                                                           CXT line of credit
                                                                                                           and for CXT equipment
                                                                                                           financing for which
                                                                                                           lender has a
                                                                                                           secondary lien
--------------------------------------------------------------------------------------------------------------------------------
Convertible
Promissory Note       Lone Star Holdings
                      Partnership, LP        175,000.00      6/30/2006            8.00%         $ 0.2500   None
--------------------------------------------------------------------------------------------------------------------------------

                      Jeffrey Zimmerman       45,000.00               (2)


(1)  Upon notice of default, conversion price becomes 25% of market price.

(2)  Waiting on documents from investor

                                  Schedule 5.12
                                  -------------


                      Officers and Directors of the Company
                      -------------------------------------

Officers
--------

President/Chief Executive Officer.......................................         Robert H. Lambert
Executive Vice President,  Chief Financial Officer,
  and Treasurer and Assistant Secretary.................................         Joseph Day Earyes, CPA
Executive Vice President/Secretary .....................................         Frank Reilly




Directors
---------

1  Robert H. Lambert

2. F. Pate Clements

3. Frank Reilly

4. Richard Hersh

                                 Schedule 6.1(d)
                                 ---------------


              Employment Agreement and Consulting Agreement Parties
              -----------------------------------------------------


Employment Agreement Parties
----------------------------

1. Robert H. Lambert
2. Joe Occhipinti, Sr.
3. Frank Reilly
4. Joseph Day Earyes
5. Others as may be determined


Consulting Agreement Parties
----------------------------

1. Milton Barbarosh
2. Others as may be determined

                                 Schedule 6.1(e)
                                 ---------------

                     Fuel Distributorship Agreement Parties
                     --------------------------------------

1. BB&O Management Company for the premise located at Route 6 Business, Eynon, Pennsylvania

2. BB&O Management Company for the premise located at 92 Brooklyn Street, Carbondale, Pennsylvania

3. BB&O Management Company for the premise located at 522 Main Street, Childs, Carbondale Twp., Pennsylvania